                                EXHIBIT 10.1

                              CREDIT AGREEMENT

                                    among

                             EXCO RESOURCES, INC.,
                                as Borrower,

                         NATIONSBANK OF TEXAS, N.A.,
                                    as Agent

                                      and

            The Financial Institutions Listed on Schedule 1 Hereto,
                                    as Banks


                                  $50,000,000



                                     dated

                               February 11, 1998

                               TABLE OF CONTENTS


ARTICLE I TERMS DEFINED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

         SECTION 1.1.  Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                       -----------
         SECTION 1.2.  Accounting Terms and Determinations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                       -----------------------------------
         SECTION 1.3.  Petroleum Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                       ---------------
         SECTION 1.4.  Money   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                       -----

ARTICLE II THE CREDIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

         SECTION 2.1.  Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                       -----------
         SECTION 2.2.  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                       -----
         SECTION 2.3.  Interest Rates; Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                       ------------------------
         SECTION 2.4.  Mandatory Prepayments During Borrowing Base Deficiency.   . . . . . . . . . . . . . . . . . . .  25
                       ------------------------------------------------------
         SECTION 2.5.  Mandatory Prepayments for Failure to Raise Capital.   . . . . . . . . . . . . . . . . . . . . .  25
                       --------------------------------------------------
         SECTION 2.6.  Voluntary Reduction of Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                       ----------------------------------
         SECTION 2.7.  Termination of Commitments; Final Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                       ------------------------------------------
         SECTION 2.8.  Unused Commitment Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                       ---------------------
         SECTION 2.9.  Borrowing Base Increase Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                       ---------------------------
         SECTION 2.10.  Agency and other Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                        ---------------------
         SECTION 2.11.  Closing Fee .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                        -----------

ARTICLE III GENERAL PROVISIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

         SECTION 3.1.  Delivery and Endorsement of Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                       ---------------------------------
         SECTION 3.2.  General Provisions as to Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                       ---------------------------------

ARTICLE IV CHANGE IN CIRCUMSTANCES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

         SECTION 4.1.  Increased Cost and Reduced Return.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                       ---------------------------------
         SECTION 4.2.  Limitation on Types of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                       ----------------------------
         SECTION 4.3.  Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                       ----------
         SECTION 4.4.  Treatment of Affected Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                       ---------------------------
         SECTION 4.5.  Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                       ------------
         SECTION 4.6.  Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                       -----
         SECTION 4.7.  Discretion of Banks as to Manner of Funding.  . . . . . . . . . . . . . . . . . . . . . . . . .  32
                       -------------------------------------------

ARTICLE V BORROWING BASE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

         SECTION 5.1.  Reserve Report; Proposed Borrowing Base   . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                       ---------------------------------------
         SECTION 5.2.  Scheduled Redeterminations of the Borrowing Base; Procedures and Standards  . . . . . . . . . .  33
                       --------------------------------------------------------------------------






         SECTION 5.3   Special Redetermination.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
                       -----------------------
         SECTION 5.4.  Borrowing Base Deficiency   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
                       -------------------------
         SECTION 5.5.  Initial Borrowing Base  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
                       ----------------------
         SECTION 5.6.  Amendment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
                       ---------

ARTICLE VI COLLATERAL AND GUARANTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

         SECTION 6.1.  Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
                       --------

ARTICLE VII CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

         SECTION 7.1.  Conditions to Initial Borrowing and Participation in Letter of Credit Exposure  . . . . . . . . 35
                       ------------------------------------------------------------------------------
         SECTION 7.2.  Conditions to Each Borrowing and each Letter of Credit  . . . . . . . . . . . . . . . . . . . . 38
                       ------------------------------------------------------
         SECTION 7.3.  Post Closing Deliveries.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
                       -----------------------
         SECTION 7.4.  Materiality of Conditions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
                       -------------------------

ARTICLE VIII REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

         SECTION 8.1.  Existence and Power   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
                       -------------------
         SECTION 8.2.  Necessary Authorization; Contravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
                       --------------------------------------
         SECTION 8.3.  Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
                       --------------
         SECTION 8.4.  Financial Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
                       ---------------------
         SECTION 8.5.  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
                       ----------
         SECTION 8.6.  ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
                       -----
         SECTION 8.7.  Taxes and Filing of Tax Returns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
                       -------------------------------
         SECTION 8.8.  Ownership of Properties Generally   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
                       ---------------------------------
         SECTION 8.9.  Mineral   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
                       --------
         SECTION 8.10.  Licenses, Permits, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                        ----------------------
         SECTION 8.11.  Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                        -------------------
         SECTION 8.12.  Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                        ---------------
         SECTION 8.13.  Organizational Structure; Nature of Business  . . . . . . . . . . . . . . . . . . . . . . . .  43
                        --------------------------------------------
         SECTION 8.14.  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                        ---------------------
         SECTION 8.15.  Burdensome Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                        ----------------------
         SECTION 8.16.  Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                        -----------
         SECTION 8.17.  No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                        ----------
         SECTION 8.18.  Government Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                        ---------------------
         SECTION 8.19.  Insider . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                        -------
         SECTION 8.20.  Gas Balancing Agreements and Advance Payment Contracts  . . . . . . . . . . . . . . . . . . .  45
                        ------------------------------------------------------
         SECTION 8.21.  Maverick Acquisition Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                        ------------------------------

ARTICLE IX AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

         SECTION 9.1.  Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
                       -----------

         SECTION 9.2.  Business of Borrower   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                       --------------------
         SECTION 9.3.  Maintenance of Existence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                       ------------------------
         SECTION 9.4.  Title Data   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                       ----------
         SECTION 9.5.  Right of Inspection    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                       -------------------
         SECTION 9.6.  Maintenance of Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                       ------------------------
         SECTION 9.7.  Payment of Taxes and Claims    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                       ---------------------------
         SECTION 9.8.  Compliance with Laws and Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                       ----------------------------------
         SECTION 9.9.  Operation of Properties and Equipment    . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                       -------------------------------------
         SECTION 9.10.  Environmental Law Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                        ----------------------------
         SECTION 9.11.  ERISA Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                        ----------------------------
         SECTION 9.12.  Additional Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                        --------------------
         SECTION 9.13.  Environmental Review  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                        --------------------

ARTICLE X NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

         SECTION 10.1.  Incurrence of Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                        ------------------
         SECTION 10.2.  Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                        -------------------
         SECTION 10.3.  Negative Pledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                        ---------------
         SECTION 10.4.  Consolidations and Mergers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                        --------------------------
         SECTION 10.5.  Asset Dispositions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                        ------------------
         SECTION 10.6.  Amendments to Organizational Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                        --------------------------------------
         SECTION 10.7.  Use of  Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                        ----------------
         SECTION 10.8.  Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                        -----------
         SECTION 10.9.  Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                        ----------------------------
         SECTION 10.10.  ERISA.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                         -----
         SECTION 10.11.  Hedge Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                         ------------------
         SECTION 10.12.  Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                         -----------
         SECTION 10.13.  Change in Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                         ------------------

ARTICLE XI FINANCIAL COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

         SECTION 11.1.  Current Ratio of Borrower.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                        -------------------------
         SECTION 11.2.  Minimum Consolidated Tangible Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                        ---------------------------------------

ARTICLE XII DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

         SECTION 12.1.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                        -----------------

ARTICLE XIII AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

         SECTION 13.1.  Appointment, Powers, and Immunities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                        -----------------------------------
         SECTION 13.2.  Reliance by Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                        -----------------
         SECTION 13.3.  Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                        --------
         SECTION 13.4.  Rights as Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                        --------------
         SECTION 13.5.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                        ---------------
         SECTION 13.6.  Non-Reliance on Agent and Other Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                        -------------------------------------
         SECTION 13.7.  Resignation of Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                        --------------------

ARTICLE XIV MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

         SECTION 14.1.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                        -------
         SECTION 14.2.  No Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                        ----------
         SECTION 14.3.  Expenses; Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                        -------------------------
         SECTION 14.4.  Right of Set-off; Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                        -----------------------------
         SECTION 14.5.  Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                        ----------------------
         SECTION 14.6.  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                        --------
         SECTION 14.7.  Limitation on Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                        ----------------------
         SECTION 14.8.  Invalid Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                        ------------------
         SECTION 14.9.  Waiver of Consumer Credit Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                        ------------------------------
         SECTION 14.10.  Assignments and Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                         ------------------------------
         SECTION 14.11.  TEXAS LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                         ---------
         SECTION 14.12.  Consent to Jurisdiction; Waiver of Immunities  . . . . . . . . . . . . . . . . . . . . . . .  64
                         ---------------------------------------------
         SECTION 14.13.  Counterparts; Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
                         ---------------------------
         SECTION 14.14.  No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
                         ----------------------------
         SECTION 14.15.  COMPLETE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
                         ------------------
         SECTION 14.16.  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
                         --------------------

                                    EXHIBITS

EXHIBIT A        FORM OF NOTE
EXHIBIT B        FORM OF REQUEST FOR BORROWING
EXHIBIT C        FORM OF REQUEST FOR LETTER OF CREDIT
EXHIBIT D        FORM OF CONTINUATION AND CONVERSION NOTICE
EXHIBIT E        FORM OF CERTIFICATE OF OWNERSHIP INTERESTS
EXHIBIT F        FORM OF CERTIFICATE OF FINANCIAL OFFICER
EXHIBIT G        FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


                                   SCHEDULES

SCHEDULE 1  FINANCIAL INSTITUTIONS
SCHEDULE 2  [Intentionally Deleted]
SCHEDULE 3  LITIGATION
SCHEDULE 4  CAPITALIZATION
SCHEDULE 5  ENVIRONMENTAL DISCLOSURE AND COMPLIANCE SCHEDULE
SCHEDULE 6  MAVERICK PROPERTIES

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT (this "Agreement") is entered into as of the 11th day of February, 1998, among EXCO RESOURCES, INC., a Texas corporation ("Borrower"), NATIONSBANK OF TEXAS, N.A., as Agent ("Agent"), and the financial institutions listed on Schedule 1 hereto as Banks (individually a "Bank" and collectively "Banks").

                              W I T N E S S E T H:

         WHEREAS, Borrower has requested that Banks provide Borrower with a revolving credit facility, and Banks are willing to provide such facility on the terms and subject to the conditions hereinafter set forth; and

         WHEREAS, pursuant to Article XIII of this Agreement, NationsBank of Texas, N.A. has been appointed Agent for Banks hereunder.

         NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Agent and Banks agree as follows:


                                   ARTICLE I

                                 TERMS DEFINED

         SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

         "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (b) 1.00 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

         "Advance Payment Contract" means any contract whereby Borrower or any Subsidiary of Borrower either (a) receives or becomes entitled to receive (either directly or indirectly) any payment (an "Advance Payment") to be applied toward payment of the purchase price of Hydrocarbons produced or to be produced from Mineral Interests owned by Borrower or any Subsidiary of Borrower and which Advance Payment is paid or to be paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production, or (b) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production;

provided that inclusion of the standard "take or pay" provision in any gas sales or purchase contract or any other similar contract shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

         "Affiliate" means, as to any Person, any Subsidiary of such Person, or any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person and, with respect to Borrower or any of its Subsidiaries, means any director or executive officer of Borrower or any of its Subsidiaries and any Person who holds five percent (5%) or more of the voting stock of Borrower or any of its Subsidiaries. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, or by contract or otherwise.

         "Agent" means NationsBank of Texas, N.A. in its capacity as agent for Banks hereunder or any successor thereto.

         "Agreement" means this Agreement as the same may hereafter be modified, amended or supplemented from time to time.

         "Applicable Environmental Law" means any Law, statute, ordinance, rule, regulation, order or determination of any Tribunal or any board of fire underwriters (or other body exercising similar functions), affecting any real or personal property owned, operated or leased by Borrower or any of its Subsidiaries or any other operation of Borrower or any of its Subsidiaries in any way pertaining to health, safety or the environment, including, without limitation, all applicable zoning ordinances and building codes, flood disaster Laws and health, safety and environmental Laws and regulations, and further including, without limitation, (a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, herein referred to as "CERCLA"), (b) the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Recovery Act of 1976, as amended by the Solid Waste Disposal Act of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, herein referred to as "RCRA"), (c) the Safe Drinking Water Act, as amended, (d) the Toxic Substances Control Act, as amended, (e) the Clean Air Act, as amended, (f) the Occupational Safety and Health Act of 1970, as amended, (g) the Laws, rules and regulations of any state having jurisdiction over any real or personal property owned, operated or leased by Borrower or any of its Subsidiaries or any other operation of Borrower or any of its Subsidiaries which relates to health, safety or the environment, as each may be amended from time to time, and (h) any federal, state or municipal Laws, ordinances or regulations which may now or hereafter require removal of asbestos or other hazardous wastes or impose any liability related to asbestos or other hazardous wastes. The terms "hazardous substance", "petroleum", "release" and "threatened release" have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment with respect to all provisions of this Agreement; and provided further that, to the extent the Laws of the state in which any real or personal property owned, operated or leased by Borrower or any of its Subsidiaries is located establish a meaning for "hazardous substance", "petroleum", "release", "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply in so far as such broader meaning is applicable to the real or personal property owned, operated or leased by Borrower or any of its Subsidiaries and located in such state.

         "Applicable Lending Office" means, for each Bank and for each Type of Loan, the Domestic Lending Office or Eurodollar Lending Office of such Bank (or of an Affiliate of such Bank) designated for such Type of Loan set forth on
Schedule 1 hereto or such other office of such Bank (or an Affiliate of such Bank) as such Bank may from time to time specify to Agent and Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

         "Applicable Margin" means, on any date, with respect to each Eurodollar Loan, an amount determined by reference to the ratio of Outstanding Credit to the Borrowing Base on such date in accordance with the table below; provided, that, the Applicable Margin shall not be less than 1.50% at any time that the principal balance of the Revolving Loan is less than $5,000,000:

                                         Ratio of Outstanding                          Applicable Margin for
                                       Credit to Borrowing Base                           Eurodollar Loans
                                               < .50 to 1                                       1.00%

                                         > .50 to 1 < .70 to 1                           1.25%
                                         -          -
                                         > .70 to 1 < .90 to 1                              1.50%
                                                    -
                                              > .90 to 1                                       1.75%

         "Approved Petroleum Engineer" means Lee Keeling and Associates, Inc. or any other reputable firm of independent petroleum engineers as shall be selected by Borrower and approved by Required Banks, such approval not to be unreasonably withheld.

         "Assignment and Acceptance Agreement" has the meaning given such term in Section 14.10(a).

         "Authorized Officer" means, as to any Person, its Chief Executive Officer, its President, its Chief Financial Officer, any of its Vice Presidents, its Treasurer or its corporate Secretary.

         "Availability" means, as of any date, the remainder of (a) the Borrowing Base in effect on such date, minus (b) the Outstanding Credit on such date.

         "Bank" means any financial institution reflected on Schedule 1 hereto as having a Commitment and its successors and permitted Eligible Assignees, and "Banks" shall mean all Banks.

         "Base Rate" means, the floating rate of interest established from time to time by Agent as its "prime rate" of interest, which rate may not be the lowest rate of interest charged by Agent, each change in the Base Rate to become effective without notice to Borrower on the effective date of each such change.

         "Base Rate Loan" means the portion of the principal of the Revolving Loan bearing interest with reference to the Base Rate.

         "Borrower" means EXCO Resources, Inc., a Texas corporation.

         "Borrowing" means any disbursement to Borrower under, or to satisfy the obligations of Borrower or any of its Subsidiaries under, any of the Loan Papers. Any Borrowing of the Base Rate Loan is referred to herein as a "Base Rate Borrowing," and any Borrowing of Eurodollar Loans is referred to herein as a "Eurodollar Borrowing."

         "Borrowing Base" means the loan value attributable to certain of Borrower's Mineral Interests as determined in accordance with Article V hereof.

         "Borrowing Base Deficiency" means, as of any date, the amount, if any, by which the Outstanding Credit on such date exceeds the Borrowing Base in effect on such date; provided, that, for purposes of determining the existence and amount of any Borrowing Base Deficiency, Letter of Credit Exposure will not be deemed to be outstanding to the extent it is secured by cash in the manner contemplated by Section 2.1(b).

         "Borrowing Base Properties" means all Mineral Interests evaluated by Banks for purposes of establishing the Borrowing Base. The Borrowing Base Properties on the date hereof constitute all of the Mineral Interests described in the Initial Reserve Report and the Maverick Reserve Report.

         "Borrowing Date" means the Eurodollar Business Day or the Domestic Business Day, as the case may be, upon which the proceeds of any Borrowing are made available to Borrower or to satisfy any obligation of Borrower or any of its Subsidiaries.

         "Closing Date" means February 11, 1998.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commitment" means, with respect to any Bank, the commitment of such Bank to lend its Commitment Percentage of the Total Commitment to Borrower pursuant to Section 2.1 hereof. The amount of each Bank's Commitment is initially the amount set forth opposite such Bank's name on Schedule 1 hereto, as such Commitment may be terminated or reduced from time to time in accordance with the provisions hereof; provided, that, after giving effect to any Assignment and

Acceptance Agreement, the Commitment of each Bank shall be the amount set forth in the Register maintained by Administrative Agent pursuant to Section 14.10(b).

         "Commitment Percentage" means, with respect to each Bank, initially, the Commitment Percentage for such Bank set forth on Schedule 1 hereto; provided, that, after giving effect to any Assignment and Acceptance Agreement, the Commitment Percentage of each Bank shall be the amount set forth in the Register maintained by Administrative Agent pursuant to Section 14.10(b).

         "Consolidated Current Assets" means, for any Person at any time, the current assets of such Person and its Consolidated Subsidiaries at such time.

         "Consolidated Current Liabilities" means, for any Person at any time, the current liabilities of such Person and its Consolidated Subsidiaries at such time.

         "Consolidated Net Income" means, for any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries for such period.

         "Consolidated Tangible Net Worth" means, with respect to any Person at any time, (a) the consolidated shareholder's equity of such Person at such time, less (b) the consolidated Intangible Assets of such Person at such time. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated shareholder's equity) of all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization expenses and other intangible items.

         "Consolidated Subsidiary" or "Consolidated Subsidiaries" means, for any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements.

         "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.3(c) hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

         "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.3(c) hereof of one Type of Loan into another Type of Loan.

         "Debt" means, for any Person at any time, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all other indebtedness (including capitalized lease obligations, other than usual and customary oil and gas leases) of such Person on which interest charges are customarily paid or accrued, (d) all Guarantees by such Person, (e) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, (f) any amount owed by such Person representing the deferred purchase price of property or services other than accounts payable incurred in the ordinary course of business and in accordance with customary trade terms and which have not been outstanding for more than ninety (90) days past the invoice date, (g) all obligations of such Person secured by a Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) all liability of such Person as a general partner of a partnership for obligations of such partnership of the nature described in (a) through (g) preceding.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Distribution" by any Person, means (a) with respect to any stock issued by such Person or any partnership, joint venture, limited liability company, membership or other interest of such Person, the retirement, redemption, purchase, or other acquisition for value of any such stock or partnership, joint venture, limited liability company, membership or other interest, (b) the declaration or payment of any dividend or other distribution on or with respect to any stock, partnership, joint venture, limited liability company, membership or other interest of any Person, and (c) any other payment by such Person with respect to such stock, partnership, joint venture, limited liability company, membership or other interest of such Person.

         "Dollars" means the lawful currency of the United States of America.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which national banks in Dallas, Texas, are authorized by Law to close.

         "Domestic Lending Office" means, as to each Bank, its office located at its address identified on Schedule 1 hereto as its Domestic Lending Office or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to Borrower and Agent.

         "Eligible Assignee" means (i) a Bank, (ii) an Affiliate of a Bank, and
(iii) any other Person approved by Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 14.10, such approval not to be unreasonably withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection is received by the assigning Bank and Agent from Borrower within two (2) Domestic Business Days after notice of such proposed assignment has been provided by the assigning Bank to Borrower; provided, however, that neither Borrower nor an Affiliate of Borrower shall qualify as an Eligible Assignee.

         "Environmental Complaint" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any federal, state or municipal authority or any other party against Borrower or any of its Subsidiaries involving (a) a Hazardous Discharge from, onto or about any real property owned, leased or operated at any time by Borrower or any of its Subsidiaries,
(b) a Hazardous Discharge caused, in whole or in part, by Borrower or any of its Subsidiaries or by any Person acting on behalf of or at the instruction of Borrower or any of its Subsidiaries, or (c) any violation of any Applicable Environmental Law by Borrower or any of its Subsidiaries.

         "Environmental Liability" means any liability, loss, fine, penalty, charge, Lien, damage, cost, or expense of any kind that results directly or indirectly, in whole or in part (a) from the violation of any Applicable Environmental Law, (b) from the release or threatened release of any Hazardous Substance, (c) from removal, remediation, or other actions in response to the release or threatened release of any Hazardous Substance, (d) from actual or threatened damages to natural resources, (e) from the imposition of injunctive relief or other orders, (f) from personal injury, death, or property damage which occurs as a result of Borrower's or any of its Subsidiaries' use, storage, handling, or the release or threatened release of a Hazardous Substance, or (g) from any environmental investigation performed at, on, or for any real property owned by Borrower or any of its Subsidiaries.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations issued thereunder as from time to time in effect.

         "ERISA Affiliate"means any Person that for purposes of Title IV of ERISA is under common control with Borrower as determined under Section 414(b),
(c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and rulings issued thereunder.

         "ERISA Event" means, with respect to Borrower and any ERISA Affiliate,
(a) a "reportable event" as defined in section 4043 of ERISA (other than a reportable event not subject to the provision for thirty (30) days notice to the PBGC under regulations issued under section 4043 of ERISA), (b) the withdrawal of Borrower or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan under section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) the failure to make required contributions which could result in the imposition of a Lien under section 412 of the Internal Revenue Code of 1986, as amended or section 302 of ERISA, or (f) any other event or condition which might reasonably be expected to constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

         "Eurodollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in the applicable eurodollar interbank market.

         "Eurodollar Lending Office" means, as to each Bank, its office, branch or Affiliate located at its address identified on Schedule 1 hereto as its Eurodollar Lending Office or such other office, branch or Affiliate of such Bank as it may hereafter designate as its Eurodollar Lending Office by notice to Borrower and Agent.

         "Eurodollar Loans" means Loans that bear interest at rates based upon the Adjusted Eurodollar Rate.

         "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "Events of Default" has the meaning set forth in Section 12.1.

         "Exhibit" refers to an exhibit attached to this Agreement and incorporated herein by reference, unless specifically provided otherwise.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided, that, (a) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (b) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate charged to Agent (in its individual capacity) on such day on such transactions as determined by Agent.

         "Financial Officer" of any Person means its Chief Financial Officer; provided, that if no Person serves in such capacity, "Financial Officer" shall mean the highest ranking executive officer of such Person with responsibility for accounting, financial reporting, cash management and similar functions.

         "Fiscal Quarter" means the three (3) month periods ending on March 31, June 30, September 30 and December 31 of each Fiscal Year.

         "Fiscal Year" means a twelve (12) month period ending December 31.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in financial position, of a Person and its Consolidated Subsidiaries, except that any accounting principle or practice required to be changed by the said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may be so changed.

         "Gas Balancing Agreement" means any agreement or arrangement whereby Borrower or any of its Subsidiaries, or any other party having an interest in any Hydrocarbons to be produced from Mineral Interests in which Borrower or any of its Subsidiaries owns an interest, has a right to take more than its proportionate share of production therefrom.

         "Governmental Authority" means any court or governmental department, commission, board, bureau, agency, or instrumentality of any nation or of any province, state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted or existing.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

         "Hazardous Discharge" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of any Hazardous Substance from or onto any real property owned, leased or operated at any time by Borrower or any of its Subsidiaries or any real property owned, leased or operated by any other party.

         "Hazardous Substance" means any pollutant, toxic substance, hazardous waste, compound, element or chemical that is defined as hazardous, toxic, noxious, dangerous or infectious pursuant to any Applicable Environmental Law or which is otherwise regulated by any Applicable Environmental Law or is required to be investigated and/or remediated by or pursuant to any Applicable Environmental Law.

         "Hedge Transaction" means any commodity, interest rate, currency or other swap, option, collar, futures contract or other contract pursuant to which a Person hedges risks related to commodity prices, interest rates, currency exchange rates, securities prices or financial market conditions. Hedge Transactions expressly includes Oil and Gas Hedge Transactions.

         "Hydrocarbons" means oil, gas, casinghead gas, drip gasolines, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith, and all products, by-products and all other substances derived therefrom or the processing thereof, and all other minerals and substances, including, but not limited to, sulphur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium, and any and all other minerals, ores, or substances of value, and the products and proceeds therefrom, including, without limitation, all gas resulting from the in-situ combustion of coal or lignite.

         "Initial Borrowing Base" means a Borrowing Base in the amount of $1,000,000, which shall be in effect during the period commencing on the Closing Date and continuing until the first Redetermination after the Closing Date.

         "Initial Reserve Report" means an engineering analysis of Borrower's Mineral Interests dated December 31, 1997, prepared by Lee Keeling and Associates, Inc..

         "Interest Period" means, with respect to each Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending one (1), two
(2), three (3), and, if available to all Banks, six (6) months thereafter, as Borrower may elect in the applicable Request for Borrowing; provided that:

                 (i) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

                 (ii) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause
                 (iii) below, end on the last Eurodollar Business Day of a calendar month;

                 (iii) if any Interest Period includes a date on which any payment of principal of any Eurodollar Loan is required to be made hereunder, but does not end on such date, then (A) the principal amount of each Eurodollar Loan required to be repaid on such date shall have an Interest Period ending on such date, and (B) the remainder of each such Eurodollar Loan shall have an Interest Period determined as set forth above; and

                 (iv) no Interest Period applicable to a Eurodollar Loan shall extend past the Termination Date.

         "Investment" means, with respect to any Person, any loan, advance, extension of credit, capital contribution to, investment in or purchase of the stock or other securities of, or interests in, any other Person; provided, that "Investment" shall not include current customer and trade accounts which are payable in accordance with customary trade terms.

         "Laws" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth, nation, territory, possession, county, township, parish, municipality or Governmental Authority.

         "Letters of Credit" means letters of credit issued for the account of Borrower pursuant to Section 2.1(b).

         "Letter of Credit Exposure" of any Bank means such Bank's aggregate participation in the unfunded portion and the funded but unreimbursed portion of Letters of Credit outstanding at any time.

         "Letter of Credit Fee" means, with respect to any Letter of Credit issued hereunder, a fee in an amount equal to the greater of (a) $250, or (b) one percent (1.0%) of the stated amount of such Letter of Credit (calculated on a per annum basis based on the stated term of such Letter of Credit).

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, financing statement, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, Borrower and its Subsidiaries shall be deemed to own subject to a Lien any asset which is acquired or held subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan Papers" means this Agreement, the Notes, all Mortgages now or at any time hereafter delivered pursuant to Section 6.1, and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

         "Margin Regulations" means Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Margin Stock" means "margin stock" as defined in Regulation U.

         "Material Adverse Change" means any circumstance or event that has had or would reasonably be expected to have (a) a material and adverse effect on the financial condition, business operations, prospects, properties or assets of Borrower or any of its Subsidiaries, (b) an adverse effect on (i) the validity and enforceability of any Loan Paper, or (ii) the perfection or priority of any Lien purported to be created thereby, or (c) a material adverse effect on the right or ability of Borrower or any of its Subsidiaries to fully, completely and timely pay and perform its obligations under the Loan Papers.

         "Material Agreement" means any material written or oral agreement, contract, commitment, or understanding to which a Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject, which involves the payment of $50,000.00 or more in any Fiscal Year or goods or services with a value in any Fiscal Year of $50,000 or more and is not cancelable by such Person upon notice of thirty (30) days or less without liability for further payment other than nominal penalty.

         "Material Gas Imbalance" means, with respect to all Gas Balancing Agreements to which Borrower or any of its Subsidiaries is a party or by which any Mineral Interest owned by Borrower or any of its Subsidiaries is bound, a net gas imbalance to Borrower or any of its Subsidiaries in excess of $50,000.

         "Maverick Acquisition" means the proposed purchase by Borrower of the Maverick Properties pursuant to the Maverick Acquisition Agreement.

         "Maverick Acquisition Agreement" means that certain Purchase and Sale Agreement dated February 11, 1998, by and between Borrower and the parties listed on Exhibit A thereto as Sellers.

         "Maverick Acquisition Documents" means the Maverick Acquisition Agreement and all agreements, assignments, deeds, conveyances, certificates and other documents and instruments now or hereafter executed and delivered by or between Borrower and Sellers pursuant to the Maverick Acquisition Agreement or in connection with the Maverick Acquisition.

         "Maverick Properties" means the Mineral Interests to be acquired by Borrower pursuant to the Maverick Acquisition Agreement which are described in
Schedule 6 hereto.

         "Maverick Reserve Report" means, an engineering and economic analysis of the Maverick Properties prepared as of January 1, 1998 by Lee Keeling and Associates, Inc.

         "Maximum Lawful Rate" means, for each Bank, the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the portion of the Loans owed to such Bank at such time to exceed the maximum amount which such Bank would be allowed to contract for, charge, take, reserve, or receive under applicable Laws after taking into account, to the extent required by applicable Laws, any and all relevant payments or charges under the Loan Papers. To the extent the Laws of the State of Texas are applicable for purposes of determining the "Maximum Lawful Rate," such term shall mean the "interest rate ceiling" from time to time in effect under Chapter 1D of the Texas Credit Title, Revised Civil Statutes of Texas, 1925, as amended, substituted for or restated, or, if permitted by applicable Law and effective upon the giving of the notices required by such Chapter 1D (or effective upon any other date otherwise specified by applicable Law), the "quarterly ceiling" or "annualized ceiling" from time to time in effect under such Chapter 1D, whichever Agent (with the approval of Required Banks) shall elect to substitute for the "interest rate ceiling," and vice versa, each such substitution to have the effect provided in such Chapter 1D, and Agent (with the approval of Required Banks) shall be entitled to make such election from time to time and one or more times and, without notice to Borrower, to leave any such substitute rate in effect for subsequent periods in accordance with such Chapter 1D.

         "Mineral Interests" means rights, estates, titles, and interests in and to oil and gas leases and any oil and gas interests, royalty and overriding royalty interest, production payment, net profits interests, oil and gas fee interests, and other rights therein, including, without limitation, any reversionary or carried interests relating to the foregoing, together with rights, titles, and interests created by or arising under the terms of any unitization, communization, and pooling agreements or arrangements, and all properties, rights and interests covered thereby, whether arising by contract, by order, or by operation of Laws, which now or hereafter include all or any part of the foregoing.

         "Monthly Date" means the last day of each calendar month.

         "Mortgages" means all mortgages, deeds of trusts, security agreements, pledge agreements, collateral mortgages, collateral chattel mortgages, financing statements and other documents, instruments and agreements evidencing, creating, perfecting or otherwise establishing the Liens required by Section 6.1 hereof. All Mortgages shall be in form and substance reasonably satisfactory to Agent.

         "NationsBank" means NationsBank of Texas, N.A., a national banking association.

         "Net Revenues" means, for Borrower and its Consolidated Subsidiaries for a month (a) the gross cash receipts of Borrower and its Consolidated Subsidiaries for such month from whatever source derived, minus (b) the sum of each of the following for such month (i) severance taxes payable in cash with respect to Hydrocarbons produced from Borrower's and its Subsidiaries' Mineral Interests during such month, (ii) lease operating expenses paid by Borrower and its Subsidiaries in cash during such month, and (iii) ad valorem tax expense accrual attributable to Borrower and its Subsidiaries' Mineral Interests for such month.

         "Note" means a promissory note of Borrower payable to the order of a Bank, in substantially the form of Exhibit A hereto, in the amount of such Bank's Commitment, evidencing the obligation of Borrower to repay to such Bank the Loans made by such Bank, together with all modifications, extensions, renewals and rearrangement thereof, and "Notes" means all of such Notes collectively.

         "Obligations" means all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, or any part thereof, of Borrower to Agent or to any Bank or any Affiliate of any Bank arising pursuant to the Loan Papers or pursuant to any Hedge Transaction entered into with any Bank or any Affiliate of any Bank, and all interest accrued thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several.

         "Oil & Gas Hedge Transaction" means a Hedge Transaction pursuant to which any Person hedges the price to be received by it for future production of Hydrocarbons.

         "Outstanding Credit" means, on any date, the sum of (a) aggregate outstanding principal balance of the Revolving Loan on such date, including the amount of any Borrowing to be made on such date, and (b) the aggregate outstanding Letter of Credit Exposure on such date, including Letter of Credit Exposure attributable to Letters of Credit to be issued on such date.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Encumbrances" means with respect to any asset:

                 (a) Liens (if any) securing the Obligations in favor of Banks;

                 (b) Minor defects in title which do not secure the payment of money and otherwise have no material adverse effect on the value or the operation of the subject property, and for the purposes of this Agreement, a minor defect in title shall include, but not be limited to, easements, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the properties of Borrower or any of its Subsidiaries that are customarily granted in the oil and gas industry;

                 (c) Inchoate statutory or operators' liens securing obligations for labor, services, materials and supplies furnished to Mineral Interests in the ordinary course of business which are not delinquent (except to the extent permitted by Section 9.7);

                 (d) Mechanic's, materialmen's, warehouseman's, journeyman's and carrier's liens and other similar liens arising by operation of Law in the ordinary course of business which are not delinquent (except to the extent permitted by Section 9.7);

                 (e) Liens for Taxes or assessments not yet due or not yet delinquent, or, if delinquent, that are being contested in good faith in the normal course of business by appropriate action, as permitted by Section 9.7; and

                 (f) Lease burdens payable to third parties encumbering Mineral Interests at the time such Mineral Interests are acquired by Borrower or its Subsidiaries and which are deducted in the calculation of discounted present value in the Reserve Report including, without limitation, any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest.

         "Permitted Investments" means (a) readily marketable direct obligations of the United States of America (or investments in mutual funds or similar funds which invest solely in such obligations), (b) fully insured time deposits and certificates of deposit with maturities of one year or less of any commercial bank operating in the United States having capital and surplus in excess of $500,000,000, (c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest ratings categories of Standard and Poor's Corporation or Moody's Investors Service, and
(d) other Investments; provided that, the aggregate amount of all other Investments made pursuant to this clause (f) outstanding at any time shall not exceed $100,000 (measured at cost on a cumulative basis).

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a Government Authority.

         "Plan" means an employee benefit plan within the meaning of section 3(3) of ERISA, and any other similar plan, policy or arrangement, including an employment contract, whether formal or informal and whether legally binding or not, under which Borrower or an ERISA Affiliate of Borrower has any current or future obligation or liability or under which any present or former employee of Borrower or an ERISA Affiliate of Borrower, or such present or former employee's dependents or beneficiaries, has any current or future right to benefits resulting from the present or former employee's employment relationship with Borrower or an ERISA Affiliate of Borrower.

         "Proved Mineral Interests" means, collectively, Proved Producing Mineral Interests, Proved Nonproducing Mineral Interests, and Proved Undeveloped Mineral Interests.

         "Proved Nonproducing Mineral Interests" means all Mineral Interests which constitute proved developed nonproducing reserves.

         "Proved Producing Mineral Interests" means all Mineral Interests which constitute proved developed producing reserves.

         "Proved Undeveloped Mineral Interests" means all Mineral Interests which constitute proved undeveloped reserves.

         "Quarterly Date" means the last day of each March, June, September and December.

         "Recognized Value" means, with respect to oil and gas properties, the pre-tax value of such properties determined in accordance with Financial Accounting Standards Board Statement 69, generally known as the "standardized measure of discounted cash flow".

         "Redetermination" means (i) any Scheduled Redetermination, or (ii) any Special Redetermination.

         "Redetermination Date" means (a) in the case of the first Scheduled Redetermination, a date selected by Required Banks in their sole discretion by written notice to Borrower which shall be not later than July 1, 1998, (b) in the case of each Scheduled Redetermination after the initial Scheduled Redetermination, each October 1 and April 1, and (c) with respect to any Special Redetermination, the first day of the first month which is not less than twenty (20) Domestic Business Days following the date of a request for a Special Redetermination.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, as in effect from time to time.

         "Request for Borrowing" has the meaning set forth in Section 2.1(d).

         "Required Banks" means Banks holding at least sixty-six and sixty-seven one hundredths of one percent (66.67%) of the Total Commitment.

         "Required Consolidated Tangible Net Worth" means, initially, $500,000; provided, that, the Required Consolidated Tangible Net Worth shall (a) increase (but not decrease) on each Quarterly Date after December 31, 1998 by an amount equal to fifty percent (50%) of Borrower's Consolidated Net Income for the Fiscal Quarter then ended, and (b) increase on the date of any issuance by Borrower of its equity securities after December 31, 1998, by an amount equal to seventy-five percent (75%) of the net proceeds received by Borrower from the issuance of such securities.

         "Reserve Report" means an unsuperseded engineering analysis of the Mineral Interests owned by Borrower, in form and substance reasonably acceptable to Required Banks, prepared in accordance with customary and prudent practices in the petroleum engineering industry and Financial Accounting Standards Board Statement 69. Each Reserve Report required to be delivered by March 1 of each year pursuant to Section 5.1 shall be prepared by the Approved Petroleum Engineer. Each other Reserve Report shall be prepared by Borrower's in-house engineering staff. Notwithstanding the foregoing, in connection with any Special Redetermination requested by Borrower, the Reserve Report shall be in form and scope mutually acceptable to Borrower and Required Banks. Until superseded, each of (i) the Initial Reserve Report, and (ii) the Maverick Reserve Report shall be considered a Reserve Report.

         "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to
(i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

         "Restricted Payment" means, with respect to any Person, (a) any Distribution by such Person, or (b) the retirement, redemption or prepayment prior to scheduled maturity by such Person or any Affiliates of such Person of any Debt of such Person.

         "Revolving Loan" means the revolving credit loan in an aggregate amount outstanding at any time not to exceed the amount of the Total Commitment then in effect less the amount of the Letter of Credit Exposure then outstanding to be made by Banks to Borrower in accordance with Section 2.1 hereof. The Revolving Loan may be comprised of the Base Rate Loan and one or more Eurodollar Loans as Borrower may select in a Request for Borrowing or a Notice of Continuation or Conversion.

         "Schedule" means a "schedule" attached to this Agreement and incorporated herein by reference, unless specifically indicated otherwise.

         "Scheduled Redetermination" means any Redetermination of the Borrowing Base pursuant to Section 5.2.

         "Section" refers to a "section" or "subsection" of this Agreement unless specifically indicated otherwise.

         "Special Redetermination" means any Redetermination of the Borrowing Base pursuant to Section 5.3.

         "Subsidiary" means, for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on).

         "Taxes" means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, capital transaction taxes, foreign exchange taxes or other charges, or other charges of any nature whatsoever, from time to time or at any time imposed by Law or any Governmental Authority. "Tax" means any one of the foregoing.

         "Termination Date" means February 11, 2000.

         "Total Commitment" means the Commitments of all Banks in an initial aggregate amount of $50,000,000 as such amount shall be reduced from time to time pursuant to Section 2.6.

         "Tribunal" means any state, commonwealth, federal, foreign, territorial or other court or governmental body, subdivision, agency, department, commission, board, bureau or instrumentality of a governmental body.

         "Type" shall mean any type of Loan (i.e., the Base Rate Loan or Eurodollar Loan).

         "Unused Commitment Fee Percentage" means, for any day, the percentage determined pursuant to the table below based on the ratio of (a) Outstanding Credit on such day, to (b) the Borrowing Base in effect on such day:

                                      Ratio of Outstanding                      Unused Commitment
                                    Credit to Borrowing Base                      Fee Percentage
                                             < .50 to 1                                .30%

                                      >  .50 to 1  <  .70 to 1                         .35%
                                      -            -
                                      >  .70 to 1  <  .90 to 1                         .375%
                                                   -
                                             > .90 to 1                                .425%

         SECTION 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of Borrower delivered to Banks prior to the date hereof except for changes concurred in by Borrower's independent certified public accountants and which are disclosed to Agent on the next date on which financial statements are required to be delivered to Banks pursuant to Section 9.1.

         SECTION 1.3. Petroleum Terms. As used herein, the terms "proved reserves," "proved developed reserves," "proved developed producing reserves," "proved developed nonproducing reserves," and "proved undeveloped reserves" have the meaning given such terms from time to time and at the time in question by the Society of Petroleum Engineers of the American Institute of Mining Engineers.

         SECTION 1.4. Money. Unless expressly stipulated otherwise, all references herein to "dollars," "money," "funds," "payments," "prepayments" or other similar financial or monetary terms, are references to currency of the United States of America.


                                   ARTICLE II

                                   THE CREDIT

         SECTION 2.1. Commitments. (a) Each Bank severally agrees, subject to Sections 2.1(c), 7.1 and 7.2 and the other terms and conditions set forth in this Agreement, to lend to Borrower from time to time prior to the Termination Date amounts not to exceed in the aggregate at any one time outstanding, the amount of such Bank's Commitment reduced by an amount equal to such Bank's Letter of Credit Exposure. Each Borrowing shall be in an aggregate principal amount of $500,000 or any larger integral multiple of $100,000 (except that any Base Rate Borrowing may be in an amount equal to the Availability at such time), and (ii) shall be made from Banks ratably in accordance with their respective Commitment Percentages. Subject to the foregoing limitations and the other provisions of this Agreement, prior to the Termination Date Borrower may borrow under this Section 2.1(a), repay amounts borrowed and request new Borrowings to be made under this Section 2.1.

                 (b) Agent will, from time to time prior to the Termination Date, upon request by Borrower, issue Letters of Credit for the account of Borrower, so long as (i) the sum of (A) the total Letter of Credit Exposure then existing, and (B) the amount of the requested Letter of Credit does not exceed $150,000, and (ii) Borrower would be entitled to a Borrowing under Sections 2.1(a) and

2.1(c) in the amount of the requested Letter of Credit.  Not less than three
(3) Domestic Business Days prior to the requested date of issuance of any such Letter of Credit, Borrower shall execute and deliver to Agent, Agent's customary letter of credit application. Each Letter of Credit shall be in the minimum amount of $10,000 and shall be in form and substance acceptable to Agent. No Letter of Credit shall have an expiration date later than the earlier of (i) the Termination Date, or (ii) one (1) year from the date of issuance. Upon the date of issuance of a Letter of Credit, Agent shall be deemed to have sold to each other Bank, and each other Bank shall be deemed to have unconditionally and irrevocably purchased from Agent, a non-recourse participation in the related Letter of Credit and Letter of Credit Exposure equal to such Bank's Commitment Percentage of such Letter of Credit and Letter of Credit Exposure. Upon request of any Bank, but not less often than quarterly, Agent shall provide notice to each Bank by telephone, teletransmission or telex setting forth each Letter of Credit issued and outstanding pursuant to the terms hereof and specifying the beneficiary and expiration date of each such Letter of Credit, each Bank's percentage of each such Letter of Credit and the actual dollar amount of each Bank's participation held by Agent thereof for such Bank's account and risk. At the time of issuance of each Letter of Credit, Borrower shall pay to Agent in respect of such Letter of Credit the applicable Letter of Credit Fee. Agent shall distribute the Letter of Credit Fee payable upon the issuance of each Letter of Credit to Banks in accordance with their respective Commitment Percentages.

         Immediately upon the occurrence of an Event of Default Borrower shall deposit with Agent cash in such amounts as Agent may request, up to a maximum amount equal to the aggregate existing Letter of Credit Exposure of all Banks. Any amounts so deposited shall be held by Agent for the ratable benefit of all Banks as security for the outstanding Letter of Credit Exposure and the other Obligations, and Borrower will, in connection therewith, execute and deliver such security agreements in form and substance satisfactory to Agent which it may, in its discretion, require. As drafts or demands for payment are presented under any Letter of Credit, Agent shall apply such cash to satisfy such drafts or demands. When all Letters of Credit have expired and the Obligations have been repaid in full (and no Bank has any obligation to lend or issue Letters of Credit hereunder) or such Event of Default has been cured to the satisfaction of Required Banks, Agent shall release to Borrower any remaining cash deposited under this Section 2.1(b). Whenever Borrower is required to make deposits under this Section 2.1(b) and fails to do so on the day such deposit is due, Agent or any Bank may, without notice to Borrower, make such deposit (whether by application of proceeds of any collateral for the Obligations, by transfers from other accounts maintained with any Bank or otherwise) using any funds then available to any Bank of any Credit Party, any guarantor, or any other party liable for repayment of the Obligations.

         Notwithstanding anything to the contrary contained herein, Borrower hereby agrees to reimburse Agent immediately upon demand by Agent, and in immediately available funds, for any payment or disbursement made by Agent under any Letter of Credit issued by it. Payment shall be made by Borrower with interest on the amount so paid or disbursed by Agent from and including the date payment is made under any Letter of Credit to and including the date of payment, at the lesser of (i) the Maximum Lawful Rate, or (ii) the sum of
(a) two percent (2%), plus (b) the Base Rate in effect from day to day. The obligations of Borrower under this paragraph will continue until all Letters of Credit have expired and all reimbursement obligations with respect thereto have been paid in full by Borrower and until all other Obligations shall have been paid in full.

         Borrower shall be obligated to reimburse Agent upon demand for all amounts paid under Letters of Credit as set forth in the immediately preceding paragraph hereof; provided, however, if Borrower for any reason fails to reimburse Agent in full upon demand, Banks shall reimburse Agent in accordance with each Banks' Commitment Percentage for amounts due and unpaid from Borrower as set forth hereinbelow; provided, however, that no such reimbursement made by Banks shall discharge Borrower's obligations to reimburse Agent. All reimbursement amounts payable by any Bank under this Section 2.1(b) shall include interest thereon at the Federal Funds Rate, from the date of the payment of such amounts by Agent to the date of reimbursement by such Bank. No Bank shall be liable for the performance or nonperformance of the obligations of any other Bank under this paragraph. The reimbursement obligations of Banks under this paragraph shall continue after the Termination Date and shall survive termination of this Agreement and the other Loan Papers.

         Borrower shall indemnify and hold Agent and each Bank, and their respective officers, directors, representatives and employees harmless from loss for any claim, demand or liability which may be asserted against any or such indemnified party in connection with actions taken under Letters of Credit or in connection therewith (including losses resulting from the negligence of any or such indemnified party), and shall pay each indemnified party for reasonable fees of attorneys and legal costs paid or incurred by each indemnified party in connection with any matter related to Letters of Credit, except for losses and liabilities incurred as a direct result of the gross negligence or wilful misconduct of such indemnified party, IT BEING THE EXPRESS INTENTION OF THE PARTIES THAT EACH INDEMNIFIED PARTY SHALL BE INDEMNIFIED FOR THE CONSEQUENCES OF ITS OWN ORDINARY NEGLIGENCE. If Borrower for any reason fails to indemnify or pay such indemnified party as set forth herein in full, Banks shall indemnify and pay such indemnified party upon demand, in accordance with each Bank's Commitment Percentage of such amounts due and unpaid from Borrower. The provisions of this paragraph shall survive the termination of this Agreement.

         Agent does not make any representation or warranty, and does not assume any responsibility with respect to the validity, legality, sufficiency or enforceability of any letter of credit application executed and delivered in connection with any Letter of Credit issued hereunder or any document relative thereto or to the collectability thereunder. Agent does not assume any responsibility for the financial condition of Borrower or for the performance of any obligation of Borrower. Agent may use its discretion with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any action which may be vested in it or which it may be entitled to take or assert with respect to any Letter of Credit or any Letter of Credit application. FURTHERMORE, EXCEPT AS SET FORTH HEREIN, AGENT SHALL BE UNDER NO LIABILITY TO ANY BANK, WITH RESPECT TO ANYTHING AGENT MAY DO OR REFRAIN FROM DOING IN THE EXERCISE OF ITS JUDGMENT, THE SOLE LIABILITY AND RESPONSIBILITY OF AGENT BEING TO HANDLE EACH BANK'S SHARE ON AS FAVORABLE A BASIS AS AGENT HANDLES ITS OWN SHARE. AGENT SHALL NOT HAVE ANY DUTIES OR RESPONSIBILITIES EXCEPT THOSE EXPRESSLY SET FORTH HEREIN AND THOSE

DUTIES AND LIABILITIES SHALL BE SUBJECT TO THE LIMITATIONS AND QUALIFICATIONS SET FORTH HEREIN. FURTHERMORE, NEITHER AGENT, NOR ANY OF ITS DIRECTORS, OFFICERS, OR EMPLOYEES SHALL BE LIABLE FOR ANY ACTION TAKEN OR OMITTED (WHETHER OR NOT SUCH ACTION TAKEN OR OMITTED IS EXPRESSLY SET FORTH HEREIN) UNDER OR IN CONNECTION HEREWITH OR UNDER ANY OTHER INSTRUMENT OR DOCUMENT IN CONNECTION HEREWITH, EXCEPT FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Agent shall not incur any liability to any Bank, Borrower, or any Affiliate of any Bank, or Borrower, in acting upon any notice, document, order, consent, certificate, warrant or other instrument reasonably believed by Agent to be genuine or authentic and to be signed by the proper party.

                 (c) No Bank will be obligated to lend to Borrower hereunder or incur Letter of Credit Exposure, and Borrower shall not be entitled to borrow hereunder or obtain Letters of Credit hereunder at any time that a Borrowing Base Deficiency exists or in an amount which would cause the Outstanding Credit to exceed the Borrowing Base then in effect. Nothing in this Section 2.1(c) shall be deemed to limit any Bank's obligation to reimburse Agent with respect to its participation in Letters of Credit as a result of the drawing under any Letter of Credit pursuant to Section 2.1(c).

                 (d) In order to request any Borrowing under this Section 2.1, Borrower shall hand deliver, telex or telecopy to Agent a duly completed Request for Borrowing (herein so called) prior to 12:00 noon (Dallas, Texas time), (i) at least one (1) Domestic Business Day before the Borrowing Date specified for a proposed Base Rate Borrowing, and (ii) at least three (3) Eurodollar Business Days before the Borrowing Date of a proposed Eurodollar Borrowing. Each such Request for Borrowing shall be substantially in the form of Exhibit B hereto, and shall specify:

                          (i) the Borrowing Date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Eurodollar Business Day in the case of a Eurodollar Borrowing;

                          (ii)  the aggregate amount of such Borrowing;

                          (iii) whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and

                          (iv) in the case of a Eurodollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

Upon receipt of a Request for Borrowing, Agent shall promptly notify each Bank of the contents thereof and the amount of the Borrowing to be loaned by such Bank pursuant thereto, and such Request for Borrowing shall not thereafter be revocable by Borrower. Not later than 12:00 noon (Dallas, Texas time) on the date of each Borrowing, each Bank shall make available its Commitment Percentage of such Borrowing, in Federal or other funds immediately available in Dallas, Texas to

Agent at its address set forth on Schedule 1 hereto. Notwithstanding the foregoing, if Borrower delivers to Agent a Request for Borrowing prior to 10:00 a.m. (Dallas, Texas time) on a Domestic Business Day requesting a Base Rate Borrowing on such day, each Bank shall use its best efforts to make available to Agent its Commitment Percentage of such Borrowing by 1:00 p.m. (Dallas, Texas time) on the same day. Unless Agent determines that any applicable condition specified in Section 7.2 has not been satisfied, Agent will make the funds so received from Banks available to Borrower at Agent's aforesaid address.

                 (e) In order to request any Letter of Credit hereunder, Borrower shall hand deliver, telex or telecopy to Agent a duly completed Request for Letter of Credit (herein so called) prior to 12:00 noon (Dallas, Texas time) at least three (3) Domestic Business Days before the date specified for issuance of such Letter of Credit. Each Request for Letter of Credit shall be substantially in the form of Exhibit C hereto, shall be accompanied by Agent's duly completed and executed letter of credit application and agreement and shall specify:

                 (i)  the requested date for issuance of such Letter of Credit;

                 (ii) the terms of such requested Letter of Credit, including the name and address of the beneficiary, the stated amount, the expiration date and the conditions under which drafts under such Letter of Credit are to be available; and

                 (iii)  the purpose of such Letter of Credit.

Upon receipt of a Request for Letter of Credit, Agent shall promptly notify each Bank of the contents thereof, including the amount of the requested Letter of Credit, and such Request for Letter of Credit shall not thereafter be revocable by Borrower. No later than 12:00 noon (Dallas, Texas time) on the date each Letter of Credit is requested, unless Agent determines that any applicable condition precedent set forth in Section 7.2 hereof has not been satisfied, Agent will issue and deliver such Letter of Credit pursuant to the instructions of Borrower.

         SECTION 2.2. Notes. Each Bank's Commitment Percentage of the Revolving Loan shall be evidenced by a single Note payable to the order of such Bank in an amount equal to such Bank's Commitment.

         SECTION 2.3. Interest Rates; Payments. (a) The principal amount of the Base Rate Loan outstanding from day to day shall bear interest at a rate per annum equal to the Base Rate in effect from day to day; provided that in no event shall the rate charged hereunder or under the Notes exceed the Maximum
Lawful Rate.   Interest on the principal of the Base Rate Loan shall be payable as it accrues on each Quarterly Date, and on the Termination Date.

                 (b) The principal amount of each Eurodollar Loan shall bear interest for the Interest Period applicable thereto at a rate per annum equal to the sum of (i) the Applicable Margin, plus (ii) the applicable Adjusted Eurodollar Rate; provided that in no event shall the rate charged hereunder or under the Notes exceed the Maximum Lawful Rate. Interest on any portion of the principal of each Eurodollar Loan subject to an Interest Period of one (1), two
(2) or three (3) months shall be payable on the last day of the Interest Period applicable thereto. Interest on any portion of the principal of each Eurodollar Loan having an Interest Period of more than three (3) months shall be payable on the last day of the Interest Period applicable thereto and on each Quarterly Date.

                 (c) So long as no Default or Event of Default shall be continuing, subject to the provisions of this Section 2.5, Borrower shall have the option of having all or any portion of the principal outstanding under the Revolving Loan be a Base Rate Loan or one (1) or more Eurodollar Loans, which shall bear interest at rates determined by reference to the Base Rate and the Adjusted Eurodollar Rate, respectively; provided, that each Eurodollar Loan shall be in a minimum amount of $500,000 and shall be in an amount which is an integral multiple of $100,000. Prior to the termination of each Interest Period with respect to each Eurodollar Loan, Borrower shall give written notice (a "Notice of Continuation or Conversion") in the form of Exhibit D attached hereto to Agent of the Type of Loan which shall be applicable to the principal of such Eurodollar Loan upon the expiration of such Interest Period. Such Notice of Continuation or Conversion shall be given to Agent at least one (1) Domestic Business Day, in the case of a Base Rate Loan selection and three (3) Eurodollar Business Days, in the case of a Eurodollar Loan selection, prior to the termination of the Interest Period then expiring. If Borrower shall specify a Eurodollar Loan, such Notice of Continuation or Conversion shall also specify the length of the succeeding Interest Period (subject to the definition of such term) selected by Borrower. Each Notice of Continuation or Conversion shall be irrevocable and effective upon notification thereof to Agent. If the required Notice of Continuation or Conversion shall not have been timely received by Agent, Borrower shall be deemed to have elected that the principal of the Eurodollar Loan subject to the Interest Period then expiring be a part of the Base Rate Loan upon the expiration of such Interest Period and Borrower will be deemed to have given Agent notice of such election. Subject to the limitations set forth in this Section 2.5(c) on the amount and number of Eurodollar Loans, Borrower shall have the right to convert (a "Conversion") all or any part of the Base Rate Loan to a Eurodollar Loan by giving Agent a Notice of Continuation or Conversion of such election at least three (3) Eurodollar Business Days prior to the date on which Borrower elects to make such conversion (a "Conversion Date"). The Conversion Date selected by Borrower shall be a Eurodollar Business Day. Notwithstanding anything in this
Section 2.5 to the contrary, no portion of the principal of the Base Rate Loan may be Converted to a Eurodollar Loan and no Eurodollar Loan may be Continued as such when any Default or Event of Default has occurred and is continuing, but each such Eurodollar Loan shall be automatically Converted to the Base Rate Loan on the last day of each applicable Interest Period. Borrower shall not be permitted to have more than four (4) Eurodollar Loans in effect at any time.

                 (d)      Notwithstanding anything to the contrary set forth in
Section 2.3(a) or (b) above, all overdue principal of the Obligations and, to the extent permitted by law, overdue interest, shall bear interest from the date due, payable on demand, for each day until paid at a rate per annum equal to the lesser of (a) the sum of (i) two percent (2%), plus (ii) the Base Rate in effect from day to day, and (b) the Maximum Lawful Rate.

                 (e) Agent shall determine each interest rate applicable to the Revolving Loan in accordance with the terms hereof. Agent shall promptly notify Borrower and Banks by telex, telecopy or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                 (f) Notwithstanding the foregoing, if at any time the rate of interest calculated with reference to the Base Rate or the Eurodollar Rate hereunder (the "contract rate") is limited to the Maximum Lawful Rate, any subsequent reductions in the contract rate shall not, to the extent permitted by law, reduce the rate of interest on the affected Loan below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the contract rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of any Note, the total amount of interest paid or accrued on such Note is less than the amount of interest which would have accrued if the contract rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by law, Borrower shall pay to the holder of such Note an amount equal to the difference between (i) the lesser of the amount of interest which would have accrued if the contract rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (ii) the amount of interest actually paid on such Note.

                 (g) Interest payable hereunder computed by reference to the Eurodollar Rate shall be computed based on the number of actual days elapsed assuming that each calendar year consisted of 360 days. Interest payable hereunder computed by reference to the Base Rate shall be computed based on the actual number of days elapsed assuming that each calendar year consisted of 365 days.

         SECTION 2.4. Mandatory Prepayments During Borrowing Base Deficiency. In the event a Borrowing Base Deficiency exists after giving effect to any Redetermination, Borrower shall, at its option, either (a) eliminate such Borrowing Base Deficiency by making a single mandatory prepayment of principal on the Revolving Loan in an amount equal to the entire amount of such Borrowing Base Deficiency on the first Monthly Date following the date on which such Borrowing Base Deficiency is determined to exist, (b) eliminate such deficiency by making six (6) consecutive mandatory prepayments of principal on the Revolving Loan each of which shall be in the amount of one sixth (1/6th) of the amount of such Borrowing Base Deficiency commencing on the first Monthly Date following the date on which such Borrowing Base Deficiency is determined to exist and continuing on each Monthly Date thereafter, or (c) eliminate such Borrowing Base Deficiency by submitting additional Mineral Interests to Banks on the first Monthly Date following the date on which such Borrowing Base Deficiency is determined to exist for evaluation as Borrowing Base Properties which Banks, in their sole discretion, determine have a value sufficient to increase the Borrowing Base by at least the amount of the Borrowing Base Deficiency. If a Borrowing Base Deficiency cannot be eliminated pursuant to this Section 2.4 by prepayment of the Revolving Loan in full (as a result of outstanding Letter of Credit Exposure), on each Monthly Date, Borrower shall also deposit cash with Agent, to be held by Agent to secure outstanding Letter of Credit Exposure in the manner contemplated by Section 2.1(b), in an amount at least equal to one sixth (1/6th) of the balance of such Borrowing Base Deficiency (i.e., one-sixth of the difference between the Borrowing

Base Deficiency and the remaining outstanding principal of the Revolving Loan on the date such Borrowing Base Deficiency is first determined to occur).

         SECTION 2.5. Mandatory Prepayments for Failure to Raise Capital. Borrower has advised Banks that Borrower intends to issue common equity securities subsequent to the Closing Date and prior to July 1, 1998 which will result in cash proceeds to Borrower (net of underwriters discounts and commissions, and net of accounting, legal, advisory and other related costs and expenses) of not less than $10,000,000 (the "Anticipated Equity Offering"). In the event the Anticipated Equity Offering is not completed on or before July 1, 1998, then beginning on July 20, 1998 and continuing on the 20th day of each month thereafter until the Commitments are terminated and the Obligations are paid in full, Borrower must make a mandatory prepayment of principal on the Revolving Loan in an amount equal to seventy-five percent (75%) of Borrower's Net Revenues for the immediately preceding calendar month. In the event mandatory prepayments are required under this Section 2.5 at any time when mandatory prepayments are required under Section 2.4, the mandatory prepayments required by this Section 2.5 shall be applied to reduce the prepayments Borrower is required to make pursuant to Section 2.4 in direct order of maturity.

         SECTION 2.6. Voluntary Reduction of Commitments. Borrower may, by notice to Agent five (5) Domestic Business Days prior to the effective date of any such reduction, reduce the Total Commitment (and thereby reduce the Commitment of each Bank ratably) in amounts not less than $5,000,000 and in an amount which is an integral multiple of $1,000,000. On the effective date of any such reduction, Borrower shall, to the extent required as a result of such reduction, make a principal payment on the Revolving Loan in an amount sufficient to cause the principal balance of the Revolving Loan to be equal to or less than the Total Commitment as thereby reduced. Notwithstanding the foregoing, Borrower shall not be permitted to voluntarily reduce the Total Commitment to an amount less than the aggregate Letter of Credit Exposure of all Banks.

         SECTION 2.7. Termination of Commitments; Final Maturity of Revolving Loan. The Total Commitment (and the Commitment of each Bank) shall terminate, and the entire outstanding principal balance of the Revolving Loan, all interest accrued thereon, all accrued but unpaid fees hereunder and all other outstanding Obligations shall be due and payable in full on the Termination Date.

         SECTION 2.8. Unused Commitment Fee. On the Termination Date, on each Quarterly Date prior to the Termination Date, and, in the event the Commitments are terminated in their entirety prior to the Termination Date, on the date of such termination, Borrower shall pay to Agent, for the ratable benefit of each Bank, a commitment fee equal to the Unused Commitment Fee Percentage in effect from day to day (computed on a per annum basis on the basis of actual days elapsed and as if each calendar year consisted of 365 days) of the average daily Availability for the Fiscal Quarter (or portion thereof) ending on the date such payment is due.

         SECTION 2.9. Borrowing Base Increase Fee. Simultaneously with each increase in the Borrowing Base, Borrower shall pay to Agent for the ratable benefit of each Bank, a borrowing base increase fee in an amount equal to one fourth of one percent (.25%) of the amount of such increase.

         SECTION 2.10. Agency and other Fees. Borrower shall pay to Agent and its Affiliates such other reasonable fees and amounts as Borrower shall be required to pay to Agent and its Affiliates from time to time pursuant to any separate agreement between Borrower and Agent or such Affiliates. Such fees and other amounts shall be retained by Agent and its Affiliates, and no Bank (other than Agent) shall have any interest therein.

         SECTION 2.11. Closing Fee. Borrower shall pay to Agent, for the ratable benefit of each Bank, a non- refundable closing fee on the Closing Date in the amount of $10,000. In addition to the foregoing, in the event, but only in the event, Borrower fails, for any reason, to complete the Anticipated Equity Offering (as defined in Section 2.5 hereof), on or before July 1, 1998, Borrower shall pay to Agent, for the ratable benefit of each Bank, an additional non-refundable closing fee on or before July 20, 1998 in the amount of $10,000.


                                  ARTICLE III

                               GENERAL PROVISIONS

         SECTION 3.1. Delivery and Endorsement of Notes. Simultaneously with the execution of this Agreement, Agent shall deliver to each Bank the Note payable to such Bank. Each Bank may endorse (and prior to any transfer of its Note shall endorse) on the schedules attached and forming a part thereof appropriate notations to evidence the date and amount of its Commitment Percentage of each Borrowing and type of each Loan made by it, the Interest Period applicable thereto, and the date and amount of each payment of principal made by Borrower with respect thereto; provided that the failure by any Bank to so endorse its Note shall not affect the liability of Borrower for the repayment of all amounts outstanding under such Note together with interest thereon. Each Bank is hereby irrevocably authorized by Borrower to endorse its Note and to attach to and make a part of any Note a continuation of any such schedule as required.

         SECTION 3.2. General Provisions as to Payments. (a) Borrower shall make each payment of principal of, and interest on, the Revolving Loan and all fees payable hereunder shall be paid not later than 12:00 noon (Dallas, Texas time) on the date when due, in Federal or other funds immediately available in Dallas, Texas, to Agent at its address set forth on Schedule 1 hereto. Agent will promptly (and if such payment is received by Agent by 10:00 a.m. (Dallas, Texas time) and otherwise if reasonably possible, on the same Domestic Business
Day) distribute to each Bank its Commitment Percentage of each such payment received by Agent for the account of Banks. Whenever any payment of (a) principal of, or interest on, any portion of the Base Rate Loan, or (b) fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, any Eurodollar Loan shall be due on a day which is not a Eurodollar Business Day, the date for payment thereof shall be extended to the next succeeding Eurodollar Business Day (subject to the definition of Interest Period). If the date for any payment of principal is extended by operation of Law or otherwise, interest thereon shall be payable for such extended time. Borrower hereby authorizes Agent to charge from time to time against Borrower's accounts with Agent any amount then due.

                 (b) Prior to the occurrence of an Event of Default, all principal payments received by Banks shall be applied first to Eurodollar Loans outstanding with Interest Periods ending on the date of such payment, then to the Base Rate Loan, and then to Eurodollar Loans, next maturing until such principal payment is fully applied.

                 (c) After the occurrence of an Event of Default, all amounts collected or received by Agent or any Bank shall be applied first to the payment of all proper costs incurred by Agent in connection with the collection thereof (including reasonable expenses and disbursements of Agent), second to the payment of all proper costs incurred by Banks in connection with the collection thereof (including reasonable expenses and disbursements of Banks), third to the reimbursement of any advances made by Banks to effect performance of any unperformed covenants of Borrower or any of its Subsidiaries under any of the Loan Papers, fourth to the payment of any unpaid fees required pursuant to Section 2.9, fifth to the payment of any unpaid fees required pursuant to Sections 2.1(b), 2.7 and 2.8, sixth, to payment to each Bank of its Commitment Percentage of the outstanding principal of the Revolving Loan and accrued but unpaid interest thereon, and seventh to establish the deposits required in Section 2.1(b). All payments received by a Bank after the occurrence of an Event of Default for application to the principal of the Revolving Loan shall be applied by such Bank in the manner provided in Section 3.2(b).



                                   ARTICLE IV

                            CHANGE IN CIRCUMSTANCES

         SECTION 4.1.  Increased Cost and Reduced Return.

         (a) If, after the date hereof, the adoption of any applicable Law, rule, or regulation, or any change in any applicable Law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of Law) of any such Governmental Authority, central bank, or comparable agency:

                                  (i)      shall subject such Bank (or its
                 Applicable Lending Office) to any Tax, duty, or other charge with respect to any Eurodollar Loans, its Note, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Bank (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Loans (other than Taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office);

                                  (ii)     shall impose, modify, or deem
                 applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (or its Applicable Lending Office), including the Commitment of such Bank hereunder; or

                                  (iii)    shall impose on such Bank (or its
                 Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Loans, then Borrower shall pay to such Bank on demand such amount or amounts as will compensate such Bank for such increased cost or reduction. If any Bank requests compensation by Borrower under this
Section 4.1(a), Borrower may, by notice to such Bank (with a copy to Agent), suspend the obligation of such Bank to make or Continue Eurodollar Loans, or to Convert all or part of the Base Rate Loan owing to such Bank to Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 shall be applicable); provided that such suspension shall not affect the right of such Bank to receive the compensation so requested.

         (b) If, after the date hereof, any Bank shall have determined that the adoption of any applicable Law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of Law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

         (c) Each Bank shall promptly notify Borrower and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 4.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to it. Any Bank claiming compensation under this Section 4.1 shall furnish to Borrower and Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         SECTION 4.2. Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

                          (a) Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                          (b) Required Banks determine (which determination shall be conclusive) and notify Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to Banks of funding Eurodollar Loans for such Interest Period; then Agent shall give Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, Banks shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans, or to Convert all or any part of the Base Rate Loan into Eurodollar Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or Convert such Eurodollar Loans into the Base Rate Loan in accordance with the terms of this Agreement.

         SECTION 4.3. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Bank shall promptly notify Borrower thereof and such Bank's obligation to make or Continue Eurodollar Loans and to Convert all or any part of the Base Rate Loan into Eurodollar Loans shall be suspended until such time as such Bank may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 4.4 shall be applicable).

         SECTION 4.4. Treatment of Affected Loans. If the obligation of any Bank to make a Eurodollar Loan or to Continue Eurodollar Loans, or to Convert all or any part of the Base Rate Loan into Eurodollar Loans shall be suspended pursuant to Section 4.1 or 4.3 hereof, such Bank's Eurodollar Loans shall be automatically Converted into the Base Rate Loan on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion required by Section 4.3 hereof, on such earlier date as such Bank may specify to Borrower with a copy to Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 4.1 or 4.3 hereof that gave rise to such Conversion no longer exist:

                          (a) to the extent that such Bank's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Eurodollar Loans shall be applied instead to its Commitment Percentage of the Base Rate Loan; and

                          (b) all Loans that would otherwise be made or Continued by such Bank as Eurodollar Loans shall be made or Continued instead as a part of the Base Rate Loan, and all or any part of the Base Rate Loan held by such Bank that would otherwise be Converted into Eurodollar Loans shall remain as part of the Base Rate Loan.

If such Bank gives notice to Borrower (with a copy to Agent) that the circumstances specified in Section 4.1 or 4.3 hereof that gave rise to the Conversion of such Bank's Eurodollar Loans pursuant to this Section 4.4 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Banks are outstanding, such Bank's portion of the Base Rate Loan shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Eurodollar Loans held by Banks holding Eurodollar Loans are held pro rata (as to principal amounts and Interest Periods) in accordance with their respective Commitments.

         SECTION 4.5. Compensation. Upon the request of any Bank, Borrower shall pay to such Bank such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense incurred by it as a result of:

                          (a) any payment, prepayment, or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 12.1) on a date other than the last day of the Interest Period for such Loan; or

                          (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article VII to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan on the date for such Borrowing, Conversion, Continuation, or prepayment specified in the relevant Request for Borrowing, or notice of prepayment, Continuation, or Conversion under this Agreement.

         SECTION 4.6. Taxes. (a) Any and all payments by Borrower to or for the account of any Bank or Agent hereunder or under any other Loan Paper shall be made free and clear of and without deduction for any and all present or future Taxes, and all liabilities with respect thereto, excluding, in the case of each Bank and Agent, Taxes imposed on its income, and franchise Taxes imposed on it, by the jurisdiction under the Laws of which such Bank (or its Applicable Lending Office) or Agent (as the case may be) is organized or any political subdivision thereof. If Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Paper to any Bank or Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.6) such Bank or Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) Borrower shall furnish to Agent, at its address set forth on Schedule 1 hereto, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary Taxes and any other excise or property Taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Paper or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Paper (hereinafter referred to as "Other Taxes").

         (c) Borrower agrees to indemnify each Bank and Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 4.6) paid by such Bank or Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

         (d) Each Bank organized under the Laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on Schedule 1 hereto and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by Borrower or Agent (but only so long as such Bank remains lawfully able to do so), shall provide Borrower and Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income Tax treaty to which the United States is a party which reduces the rate of withholding Tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Code), certifying that such Bank is entitled to an exemption from or a reduced rate of Tax on payments pursuant to this Agreement or any of the other Loan Papers.

         (e) For any period with respect to which a Bank has failed to provide Borrower and Agent with the appropriate form pursuant to Section 4.6(d) (unless such failure is due to a change in treaty, Law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 4.6(a) or 4.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding Tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

         (f) If Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 4.6, then such Bank will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

         (g) Within thirty (30) days after the date of any payment of Taxes Borrower is required to pay pursuant to this Section 4.6, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing such payment.

         (h) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 4.6 shall survive the termination of the Commitments and the payment in full of the Notes.

         SECTION 4.7. Discretion of Banks as to Manner of Funding. Notwithstanding any provisions of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Commitment in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Loan through the purchase of deposits having a maturity corresponding to the last day of the Interest Period applicable to such Eurodollar Loan and bearing an interest rate equal to the Adjusted Eurodollar Rate for such Interest Period.


                                   ARTICLE V

                                 BORROWING BASE

         SECTION 5.1. Reserve Report; Proposed Borrowing Base. As soon as available and in any event by March 1 and September 1 of each year commencing September 1, 1998, Borrower shall deliver to each Bank a Reserve Report prepared as of the immediately preceding December 31 and June 30 respectively. Simultaneously with the delivery to Agent and each Bank of each Reserve Report, Borrower shall notify each Bank of the amount of the Borrowing Base which Borrower requests become effective on the next Redetermination Date (or such date promptly following such Redetermination Date as Required Banks shall elect).

         SECTION 5.2. Scheduled Redeterminations of the Borrowing Base; Procedures and Standards. Based in part on the Reserve Reports made available to Banks pursuant to Section 5.1, Banks shall redetermine the Borrowing Base
(i) on a date selected by Required Banks by written notice to Borrower which date shall be on or around July 1, 1998, and (ii) on or around each October 1 and April 1 thereafter commencing October 1, 1998 (or, in each such case, on a date promptly thereafter as reasonably possible based on the engineering and other information available to Banks). Any Borrowing Base which becomes effective as a result of any Redetermination of the Borrowing Base shall be subject to the following restrictions: (a) such Borrowing Base shall not exceed the Borrowing Base requested by Borrower pursuant to Sections 5.1 or 5.3 (as applicable), (b) such Borrowing Base shall not exceed the Total Commitment then in effect, (c) to the extent such Borrowing Base represents an increase from the Borrowing Base in effect prior to such Redetermination, such Borrowing Base shall be approved by all Banks, and (d) any Borrowing Base which represents a decrease in the Borrowing Base in effect prior to such Redetermination, or a reaffirmation of such prior Borrowing Base, shall be approved by Required Banks. Each Redetermination shall be made by Banks in their sole discretion. Without limiting such discretion, Borrower acknowledges and agrees that Banks
(i) may make such assumptions regarding appropriate existing and projected pricing for Hydrocarbons as they deem appropriate in their sole discretion,
(ii) may make such assumptions regarding projected rates and quantities of future production of Hydrocarbons from the Mineral Interests owned by Borrower as they deem appropriate in their sole discretion, (iii) may consider the projected cash requirements of Borrower and its Subsidiaries, (iv) are not required to consider any asset other than Proved Mineral Interests owned by Borrower which are subject to first and prior Liens in favor of Agent for the ratable benefit of Banks to the extent required by Section 6.1 hereof, and (v) may make such other assumptions, considerations and exclusions as each Bank deems appropriate in the exercise of its sole discretion. It is further acknowledged and agreed that each Bank may consider such other credit factors as it deems appropriate in the exercise of its sole discretion and shall have no obligation in connection with any Redetermination to approve any increase from the Borrowing Base in effect prior to such Redetermination. Promptly following any Redetermination of the Borrowing Base, Agent shall notify Borrower of the amount of the Borrowing Base as redetermined, which Borrowing Base shall be effective as of the date specified in such notice, and shall remain in effect for all purposes of this Agreement until the next Redetermination.

         SECTION 5.3 Special Redetermination. (a) In addition to Scheduled Redeterminations, Required Banks shall be permitted to make a Special Redetermination of the Borrowing Base once in each period between Scheduled Redeterminations. Any request by Required Banks pursuant to this Section 5.3(a) shall be submitted to Agent and Borrower.

         (b) In addition to Scheduled Redeterminations, Borrower shall be permitted to request a Special Redetermination of the Borrowing Base once in each Fiscal Year. Such request shall be submitted to Agent and Required Banks and at the time of such request Borrower shall deliver to each Bank a Reserve Report. Together with such request, Borrower shall also notify each Bank of the Borrowing Base requested by Borrower in connection with such Special Redetermination.

         (c) Any Special Redetermination shall be made by Banks in accordance with the procedures and standards set forth in Section 5.2; provided, that, no Reserve Report will be required to be delivered to Banks in connection with any Special Determination requested by Required Banks pursuant to clause (a) above.

         SECTION 5.4. Borrowing Base Deficiency. If a Borrowing Base Deficiency exists after giving effect to any Redetermination, Borrower shall be obligated to eliminate such Borrowing Base Deficiency by making the mandatory prepayments of the Loans or taking the other actions required by Section 2.4.

         SECTION 5.5. Initial Borrowing Base. The Borrowing Base shall be $1,000,000 for the period commencing on the Closing Date and ending on the effective date of the first Redetermination after the Closing Date

         SECTION 5.6. Amendment. On or before the date of the first Redetermination of the Borrowing Base, Borrower shall enter into an amendment to this Agreement in form and substance acceptable to Required Banks pursuant to which Section 12.1 shall be amended to include as an Event of Default thereunder a change of control of certain of Borrower's outstanding voting securities as more particularly specified in such amendment.

                                   ARTICLE VI

                           COLLATERAL AND GUARANTEES

         SECTION 6.1. Security. (a) The Obligations shall be secured by first and prior Liens (subject only to Permitted Encumbrances) covering and encumbering Proved Mineral Interests with a Recognized Value not less than ninety percent (90%) of the Recognized Value of all Proved Mineral Interests owned by Borrower. On the Closing Date, Borrower shall deliver to Agent for the ratable benefit of each Bank, Mortgages in form and substance acceptable to Agent and duly executed by Borrower together with such other assignments, conveyances, amendments, agreements and other writings, including, without limitation, UCC-1 financing statements (each duly authorized and executed) as Agent shall deem necessary or appropriate to grant, evidence and perfect first and prior Liens in Proved Mineral Interests with a Recognized Value not less than ninety percent (90%) of the Recognized Value of all Proved Mineral Interests held by Borrower.

                 (b) On or before each Redetermination Date and at such other times as Agent or Required Banks shall request, Borrower shall execute and deliver to Agent, for the ratable benefit of each Bank, Mortgages granting, evidencing and perfecting the Liens required by Section 6.1(a) preceding with respect to all Proved Mineral Interests acquired by Borrower subsequent to the last date on which Borrower was required to execute and deliver Mortgages pursuant to this Section 6.1(b), or which, for any other reason are not the subject of valid, enforceable, perfected first priority Liens (subject only to Permitted Encumbrances) in favor of Agent for the ratable benefit of Banks.

                 (c) At any time Borrower is required to execute and deliver Mortgages to Agent pursuant to this Section 6.1, Borrower shall also deliver to Agent such opinions of counsel (addressed to Agent) and other evidence of title as Agent shall deem necessary or appropriate to verify (i) Borrower's title to the Proved Mineral Interests which are subject to such Mortgages, and (ii) the validity, perfection and priority of the Liens created by such Mortgages and such other matters regarding such Mortgages as Agent shall reasonably request.


                                  ARTICLE VII

                              CONDITIONS PRECEDENT

         SECTION 7.1. Conditions to Initial Borrowing and Participation in Letter of Credit Exposure. The obligation of each Bank to loan its Commitment Percentage of the initial Borrowing made hereunder, and the obligation of Agent to issue (or cause another Bank to issue) the initial Letter of Credit issued hereunder is subject to the satisfaction of each of the following conditions prior to or simultaneously with the initial Borrowing made hereunder:

                 (a) Closing Deliveries. Agent shall have received each of the following documents, instruments and agreements, each of which shall be in form and substance and executed in such counterparts as shall be acceptable to Agent and each Bank and each of which shall, unless otherwise indicated, be dated the Closing Date:

                 (i) a Note payable to the order of each Bank, each in the amount of such Bank's Commitment, duly executed by Borrower;

                 (ii) Mortgages duly executed and delivered by Borrower creating first and prior Liens on Proved Mineral Interests with a Recognized Value not less than 90% of the aggregate Recognized Value of all Proved Mineral Interests owned by Borrower;

                 (iii) such financing statements on form UCC-1 (or any other form required by Lender in its reasonable discretion) as Agent shall require to evidence and perfect the Liens created by the Mortgages, each of which shall be executed and delivered by Borrower and filed of record in such jurisdictions as Agent shall require in its sole discretion;

                 (iv) a copy of the Articles of Incorporation and all amendments thereto, of Borrower accompanied by a certificate that such copy is true, correct and complete, and dated within ten (10) days of the Closing Date, issued by the appropriate Governmental Authority of the jurisdiction of incorporation or organization of Borrower, and accompanied by a certificate of the Secretary or comparable Authorized Officer of Borrower that such copy is true, correct and complete on the Closing Date;

                 (v) a copy of the Bylaws and all amendments thereto, of Borrower accompanied by a certificate of the Secretary or comparable Authorized Officer of Borrower that such copy is true, correct and complete as of the date hereof;

                 (vi) certain certificates and other documents issued by the appropriate Governmental Authorities of such jurisdictions as Agent has requested relating to the existence of Borrower and to the effect that Borrower is in good standing with respect to the payment of franchise and similar Taxes and is duly qualified to transact business in such jurisdictions;

                 (vii) a certificate of incumbency of all officers of Borrower who will be authorized to execute or attest to any Loan Paper, dated the date hereof, executed by the Secretary or comparable Authorized Officer of Borrower;

                 (viii) copies of resolutions or comparable authorizations approving the Loan Papers and authorizing the transactions contemplated by this Agreement and the other Loan Papers, duly adopted by the Board of Directors of Borrower accompanied by certificates of the Secretary or comparable Authorized Officer of Borrower that such copies are true and correct copies of resolutions duly adopted at a meeting of or (if permitted by applicable Law and, if required by such Law, by the Bylaws of Borrower) by the unanimous written consent of the Board of Directors of Borrower, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date hereof;

                 (ix) an opinion of Haynes & Boone, L.L.P., counsel for Borrower, dated the date hereof, favorably opining as to the enforceability of each of the Loan Papers and otherwise in form and substance satisfactory to Agent and Banks;

                 (x) an opinion of Cliffe Laborde, special counsel for Agent, favorably opining as to the enforceability of the Mortgages in the State of Louisiana and otherwise in form and substance satisfactory to Agent and Banks;

                 (xi) such UCC-11 search reports as Agent shall require, prepared as of a date not more than twenty (20) days prior to the Closing Date, conducted in such jurisdictions and reflecting such names as Agent shall request;

                 (xii) a certificate signed by an Authorized Officer of Borrower stating that (A) the representations and warranties contained in this Agreement and the other Loan Papers are true and correct in all material respects, (B) no Default or Event of Default has occurred and is continuing, and (C) all conditions set forth in this Section 7.1 and Section 7.2 have been satisfied;

                 (xiii) a Certificate of Ownership Interests signed by an Authorized Officer of Borrower in the form of Exhibit E attached hereto;

                 (xiv) a report or reports in form, scope and detail acceptable to Agent from environmental engineering firms acceptable to Agent setting forth the results of a current phase I environmental review of the Mineral Interests, which report(s) shall not reflect the existence of facts or circumstances which would constitute a material violation of any Applicable Environmental Law or which are likely to result in a material liability to Borrower or any of its Subsidiaries; and

                 (xv) certificates from Borrower's insurance broker setting forth the insurance maintained by Borrower, stating that such insurance is in full force and effect, that all premiums due have been paid and stating that such insurance is adequate and complies with the requirements of Section 9.6.

                 (b) Title Review. Agent or its counsel shall have completed a review of title (including opinions of title) to the Proved Mineral Interests owned by Borrower having a Recognized Value not less than ninety percent (90%) of the Recognized Value of all Proved Mineral Interests on the Closing Date (as determined by Agent), and such review shall not have revealed any condition or circumstance which would reflect that the representations and warranties contained in Section 8.9 hereof are inaccurate in any respect.

                 (c) Completion of Maverick Acquisition. Borrower shall have completed (or simultaneously with the funding of the initial Borrowing hereunder, Borrower shall complete) the Maverick Acquisition with respect to Maverick Properties substantially in accordance with the Maverick Acquisition Agreement as in effect on the date hereof, and as a result thereof Borrower shall have acquired, or simultaneously with the funding of such Borrowing Borrower shall acquire, good and defensible title to all such Maverick Properties, free and clear of all Liens except Permitted Encumbrances.

                 (d) No Material Adverse Change. In the sole discretion of each Bank, since September 30, 1997, no Material Adverse Change shall have occurred.

                 (e) No Legal Prohibition. The transactions contemplated by this Agreement shall be permitted by applicable Law and regulation and shall not subject Agent, any Bank, Borrower or any Subsidiary of Borrower to any Material Adverse Change.

                 (f) No Litigation. No litigation, arbitration or similar proceeding shall be pending or threatened which calls into question the validity or enforceability of this Agreement, the other Loan Papers or the transactions contemplated hereby or thereby.

                 (g) Closing Fees. Borrower shall have paid to Agent for the ratable benefit of each Bank, and shall have paid to Agent, the fees to be paid on the Closing Date pursuant to Sections 2.8, 2.10 and 2.11.

                 (h) Other Matters. All matters related to this Agreement, the other Loan Papers and Borrower shall be acceptable to each Bank in its sole discretion, and Borrower shall have delivered to Agent and each Bank such evidence as they shall request to substantiate any matters related to this Agreement and the other Loan Papers, as Agent or any Bank shall request.

         SECTION 7.2. Conditions to Each Borrowing and each Letter of Credit. The obligation of each Bank to loan its Commitment Percentage of each Borrowing and the obligation of Agent to issue a Letter of Credit on the date such Letter of Credit is to be issued is subject to the further satisfaction of the following conditions:

                 (a) timely receipt by Agent of a Request for Borrowing or a Request for Letter of Credit (as applicable);

                 (b) immediately before and after giving effect to such Borrowing or issuance of such Letter of Credit, no Default or Event of Default shall have occurred and be continuing and the funding of such Borrowing or the issuance of the requested Letter of Credit (as applicable) shall not cause a Default or Event of Default;

                 (c) the representations and warranties of Borrower contained in this Agreement and the other Loan Papers shall be true and correct in all material respects on and as of the date of such Borrowing or issuance of such Letter of Credit (as applicable), with the same effect as though such representations and warranties had been made on and as of the date of such Borrowing or issuance of such Letter of Credit (as applicable) or, if such representations and warranties are expressly limited to particular dates, as of such particular dates;

                 (d) after giving effect to such Borrowing or issuance of such Letter of Credit, the Outstanding Credit shall not exceed the Borrowing Base;

                 (e) no Material Adverse Change shall have occurred; and

                 (f) the funding of such Borrowing or the issuance of such Letter of Credit (as applicable) shall be permitted by applicable Law.

The funding of each Borrowing and the issuance of each Letter of Credit hereunder shall be deemed to be a representation and warranty by Borrower on the date of such Borrowing and the date of issuance of each Letter of Credit as to the facts specified in Sections 7.2(b) through (e).

         SECTION 7.3. Post Closing Deliveries. Borrower shall, on or before each date specified therein, complete the environmental, remedial and curative actions required in Schedule 5 hereto and deliver evidence thereof to Agent.

         SECTION 7.4. Materiality of Conditions. Each condition precedent herein is material to the transactions contemplated herein, and time is of the essence in respect of each thereof.


                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Agent and each Bank that each of the following statements is true and correct on the date hereof, and will be true and correct on the occasion of each Borrowing and the issuance of each Letter of Credit:

         SECTION 8.1. Existence and Power. Each of Borrower and its Subsidiaries (a) is a corporation, limited liability company or partnership duly incorporated or organized (as applicable), validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (as applicable), (b) has all corporate, limited liability company or partnership power (as applicable) and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses as now conducted and as proposed to be conducted, and (c) is duly qualified to transact business as a foreign corporation, foreign limited liability company or foreign partnership (as applicable) in each jurisdiction where a failure to be so qualified could result in a Material Adverse Change.

         SECTION 8.2. Necessary Authorization; Contravention. The execution, delivery and performance of this Agreement and the other Loan Papers by Borrower is within Borrower's corporate powers, when executed will be duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority and do not contravene, or constitute a default under, any provision of applicable Law (including, without limitation, the Margin Regulations) or of the Articles of Incorporation or Bylaws of Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon Borrower or result in the creation or imposition of any Lien on any asset of Borrower other than the Liens securing the Obligations.

         SECTION 8.3. Binding Effect. This Agreement constitutes a valid and binding agreement of Borrower; the other Loan Papers when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of Borrower; and each Loan Paper is, or when executed and delivered, will be, enforceable against Borrower in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

         SECTION 8.4. Financial Information. (a) The most recent annual audited consolidated balance sheet of Borrower and the related consolidated statements of operations and cash flows for the Fiscal Year then ended, copies of which have been delivered to each Bank, fairly present, in conformity with GAAP, the consolidated financial position of Borrower as of the end of such Fiscal Year and its consolidated results of operations and cash flows for such Fiscal Year.

                 (b) The most recent quarterly unaudited consolidated balance sheet of Borrower delivered to Banks, and the related unaudited consolidated statements of operations and cash flows for the portion of Borrower's Fiscal Year then ended, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in
Section 8.4(a), the consolidated financial position of Borrower as of such date and its consolidated results of operations and cash flows for such portion of Borrower's Fiscal Year.

                 (c) Except as disclosed in writing to Banks prior to the execution and delivery of this Agreement, since the date of Borrower's most recent annual and quarterly consolidated balance sheet and consolidated statements of operations and cash flow delivered to Banks, no Material Adverse Change has occurred.

                 (d) After giving effect to the transactions contemplated by this Agreement, (i) the fair value of the property of Borrower and each of its Subsidiaries is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of Borrower or its Subsidiaries,
(ii) the present fair saleable value of the assets of Borrower and each of its Subsidiaries is not less than the amount that will be required to pay the liability of Borrower and each of its Subsidiaries on their debts as they become absolute and matured, (iii) Borrower and each of its Subsidiaries is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) neither Borrower nor any of its Subsidiaries intends to, and neither Borrower nor any of its Subsidiaries believes that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (v) neither

Borrower nor any of its Subsidiaries is engaged in a business or transaction, and neither Borrower nor any of its Subsidiaries is about to engage in business or a transaction for which Borrower's or its Subsidiaries' property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which Borrower or its Subsidiaries is engaged.

         SECTION 8.5. Litigation. Except for matters disclosed on Schedule 3 attached hereto, there is no action, suit or proceeding pending against, or to the knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries before any Governmental Authority in which there is a reasonable possibility of an adverse decision which could result in a Material Adverse Change or which could in any manner draw into question the validity of the Loan Papers.

         SECTION 8.6. ERISA. Neither Borrower nor any ERISA Affiliate of Borrower maintains or has ever maintained or been obligated to contribute to any Plan covered by Title IV of ERISA or subject to the funding requirements of
Section 412 of the Code or Section 302 of ERISA. Each Plan maintained by Borrower or any ERISA Affiliate of Borrower is in compliance in all material respects with all applicable Laws. Except in such instances where an omission or failure would not result in a Material Adverse Change on the business, financial condition or prospects of Borrower, (a) all returns, reports and notices required to be filed with any regulatory agency with respect to any Plan have been filed timely, and (b) neither Borrower nor any ERISA Affiliate of Borrower has failed to make any contribution or pay any amount due or owing as required by the terms of any Plan. There are no pending or, to the best of Borrower's knowledge, threatened claims, lawsuits, investigations or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and neither Borrower nor any ERISA Affiliate of Borrower has knowledge of any threatened litigation or claims against, the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan that are likely to result in liability of Borrower causing a Material Adverse Change. Except in such instances where an omission or failure would not result in a Material Adverse Change, each Plan that is intended to be "qualified" within the meaning of section 401(a) of the Code is, and has been during the period from its adoption to date, so qualified, both as to form and operation and all necessary governmental approvals, including a favorable determination as to the qualification under the Code of such Plan and each amendment thereto, have been or will be timely obtained. Neither Borrower nor any ERISA Affiliate of Borrower has engaged in any prohibited transactions, within the meaning of section 406 of ERISA or section 4975 of the Code, in connection with any Plan which would result in liability of Borrower causing a Material Adverse Change. Neither Borrower nor any ERISA Affiliate of Borrower maintains or contributes to any Plan that provides a post-employment health benefit, other than a benefit required under Section 601 of ERISA, or maintains or contributes to a Plan that provides health benefits that is not fully funded except where the failure to fully fund such Plan would not result in a Material Adverse Change. Neither Credit Party nor any ERISA Affiliate of Borrower maintains, has established or has ever participated in a multiple employer welfare benefit arrangement within the meaning of section 3(40)(A) of ERISA.

         SECTION 8.7. Taxes and Filing of Tax Returns. Borrower and each of its Subsidiaries has filed all tax returns required to have been filed and has paid all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes which are payable by such party, to the extent the same have become due and payable. Borrower does not know of any proposed material Tax assessment against it or any of its Subsidiaries and all Tax liabilities of Borrower and its Subsidiaries are adequately provided for. Except as disclosed in writing to Banks prior to the date hereof, no income tax liability of Borrower or any of its Subsidiaries has been asserted by the Internal Revenue Service or other Governmental Authority for Taxes in excess of those already paid.

         SECTION 8.8. Ownership of Properties Generally. Borrower and each of its Subsidiaries has good and valid fee simple or leasehold title to all material properties and assets purported to be owned by it, including, without limitation, all assets reflected in the balance sheets referred to in Section
8.4 (a) and (b) and all assets which are used by Borrower and its Subsidiaries in the operation of their respective businesses, and none of such properties or assets is subject to any Lien other than Permitted Encumbrances.

         SECTION 8.9. Mineral Interests. Borrower has good and defensible title to all Mineral Interests described in the Reserve Report, including, after giving effect to the Maverick Acquisition, the Maverick Properties, free and clear of all Liens except Permitted Encumbrances. All such Mineral Interests are valid, subsisting, and in full force and effect, and all rentals, royalties, and other amounts due and payable in respect thereof have been duly paid. Without regard to any consent or non-consent provisions of any joint operating agreement covering any of Borrower's Proved Mineral Interests, Borrower's share of (a) the costs for each Proved Mineral Interest described in the Reserve Report is not greater than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the respective designations "working interests", "WI", "gross working interest", "GWI", or similar terms, and (b) production from, allocated to, or attributed to each such Proved Mineral Interest is not less than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the designations net revenue interest, NRI, or similar terms. Each well drilled in respect of each Proved Producing Mineral Interest described in the Reserve Report (y) is capable of, and is presently, producing Hydrocarbons in commercially profitable quantities, and Borrower is currently receiving payments for its share of production, with no funds in respect of any thereof being presently held in suspense, other than any such funds being held in suspense pending delivery of appropriate division orders, and (z) has been drilled, bottomed, completed, and operated in compliance with all applicable Laws and no such well which is currently producing Hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production.

         SECTION 8.10. Licenses, Permits, Etc. Borrower and each of its Subsidiaries possesses such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities, as are necessary to carry on its business as now conducted and as proposed to be conducted, except to the extent a failure to obtain any such item would not result in a Material Adverse Change.

         SECTION 8.11. Compliance with Law. The business and operations of Borrower and its Subsidiaries have been and are being conducted in accordance with all applicable Laws other than violations of Laws which do not (either individually or collectively) result in a Material Adverse Change.

         SECTION 8.12. Full Disclosure. All information heretofore furnished by Borrower to Agent or any Bank for purposes of or in connection with this Agreement, any Loan Paper or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by or on behalf of Borrower to Agent or any Bank will be, true, complete and accurate in every material respect. Borrower has disclosed or has caused to be disclosed to Banks in writing any and all facts (other than facts of general public knowledge) which might reasonably be expected to result in a Material Adverse Change.

         SECTION 8.13. Organizational Structure; Nature of Business. Borrower is engaged only in the business of acquiring, owning, exploring, developing and operating Mineral Interests and the production, marketing, processing and transporting of Hydrocarbons therefrom. Schedule 4 hereto accurately reflects
(i) the jurisdiction of incorporation or organization of Borrower, (ii) each jurisdiction in which Borrower is qualified to transact business as a foreign corporation, foreign partnership or foreign limited liability company, (iii) the authorized, issued and outstanding stock, limited partnership or limited liability interests of Borrower (and the legal and beneficial owners of such capital stock and other equity interests), and (iv) all outstanding warrants, options, subscription rights, convertible securities or other rights to purchase capital stock, limited partnership or limited liability interests of Borrower. Borrower has no Subsidiaries on the Closing Date other than Taurus Acquisition, Inc., which, as of the Closing Date, has no assets, liabilities or obligations, has not been capitalized or activated, and shall not be capitalized or activated by Borrower without the prior consent of Required Banks.

         SECTION 8.14.  Environmental Matters.  Except for matters disclosed on
Schedule 5 hereto, no operation conducted by Borrower or any Subsidiary of Borrower and no real or personal property now or previously owned or leased by Borrower or any Subsidiary of Borrower (including, without limitation, Mineral Interests) and no operations conducted thereon, and to Borrower's knowledge, no operations of any prior owner, lessee or operator of any such properties, is or has been in violation of any Applicable Environmental Law other than violations which neither individually nor in the aggregate could result in a Material Adverse Change. Except for matters disclosed on Schedule 5 hereto, neither Borrower, any Subsidiary of Borrower, nor any such property or operation is the subject of any existing, pending or, to Borrower's knowledge, threatened Environmental Complaint which could, individually or in the aggregate, result in Material Adverse Change. All notices, permits, licenses, and similar authorizations, required to be obtained or filed in connection with the ownership of each tract of real property or operations of Borrower or any Subsidiary of Borrower thereon and each item of personal property owned, leased or operated by Borrower or any

Subsidiary of Borrower, including, without limitation, notices, licenses, permits and authorizations required in connection with any past or present treatment, storage, disposal, or release of Hazardous Substances into the environment, have been duly obtained or filed except to the extent the failure to obtain or file such notices, licenses, permits and authorizations would not result in a Material Adverse Change. All Hazardous Substances, generated at each tract of real property and by each item of personal property owned, leased or operated by Borrower or any Subsidiary of Borrower have been transported, treated, and disposed of only by carriers or facilities maintaining valid permits under RCRA and all other Applicable Environmental Laws for the conduct of such activities except in such cases where the failure to obtain such permits could not, individually or in the aggregate, result in a Material Adverse Change. Except for matters disclosed on Schedule 5 hereto, there have been no Hazardous Discharges which were not in compliance with Applicable Environmental Laws other than Hazardous Discharges which would not, individually or in the aggregate, result in a Material Adverse Change. Except for matters disclosed on Schedule 5 hereto, neither Borrower nor any Subsidiary of Borrower has any contingent liability in connection with any Hazardous Discharge which could reasonably be expected to result in a Material Adverse Change.

         SECTION 8.15. Burdensome Obligations. Neither Borrower, nor any Subsidiary of Borrower, nor any of their respective properties is subject to any Law or any pending or threatened change of Law or subject to any restriction under its articles (or certificate) of incorporation, bylaws, regulations, partnership agreement or comparable charter or other organizational documents or under any agreement or instrument to which Borrower or any Subsidiary of Borrower or by which Borrower or any Subsidiary of Borrower or any of their respective properties may be subject or bound, which is so unusual or burdensome as to be likely in the foreseeable future to result in a Material Adverse Change. Without limiting the foregoing, neither Borrower nor any Subsidiary of Borrower is a party to or bound by any agreement or subject to any order of any Governmental Authority which prohibits or restricts in any way the right of Borrower or any Subsidiary of Borrower to make Distributions.

         SECTION 8.16. Fiscal Year. Borrower's Fiscal Year is January 1 through December 31.

         SECTION 8.17. No Default. Neither a Default nor an Event of Default has occurred or will exist after giving effect to the transactions contemplated by this Agreement or the other Loan Papers.

         SECTION 8.18. Government Regulation. Neither Borrower nor any Subsidiary of Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act (as any of the preceding acts have been amended), the Investment Company Act of 1940 or any other law which regulates the incurring by Borrower or any Subsidiary of Borrower of Debt, including, but not limited to laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

         SECTION 8.19. Insider. Neither Borrower nor any Subsidiary of Borrower is, and no Person having "control" (as that term is defined in 12 U.S.C. Section 375(b) or regulations promulgated thereunder) of Borrower or any Subsidiary of Borrower is an "executive officer", "director" or "shareholder" of any Bank or any bank holding company of which any Bank is a Subsidiary or of any Subsidiary of such bank holding company.

         SECTION 8.20. Gas Balancing Agreements and Advance Payment Contracts. On the date of this Agreement, (a) there is no Material Gas Imbalance, and (b) the aggregate amount of all

Advance Payments received by Borrower under Advance Payment Contracts which have not been satisfied by delivery of production does not exceed $50,000.

         SECTION 8.21. Maverick Acquisition Documents. Borrower has provided each Bank with a true and correct copy of each of the Maverick Acquisition Documents including all amendments and modifications thereto. No material rights or obligations of any party to any of such Maverick Acquisition Documents have been waived and neither Borrower nor any of its Subsidiaries, nor to the best knowledge of Borrower or any other party to any of such Maverick Acquisition Documents, is in default of its obligations thereunder. Each of the Maverick Acquisition Documents is a valid, binding and enforceable obligation of the parties thereto in accordance with its terms and is in full force and effect. Each representation and warranty made by Borrower, and to the best knowledge of Borrower, by Sellers in the Maverick Acquisition Agreement and the other Maverick Acquisition Documents (a) was true and correct when made, and (b) will be true and correct on the Closing Date.


                                   ARTICLE IX

                             AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

         SECTION 9.1. Information. Borrower will deliver, or cause to be delivered, to each Bank:

                 (a)      as soon as available and in any event within ninety
(90) days after the end of each Fiscal Year, a consolidated balance sheet of Borrower as of the end of such Fiscal Year and the related consolidated statements of income and statements of cash flow for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported by Borrower in accordance with GAAP and audited by a firm of independent public accountants of nationally recognized standing and acceptable to Agent;

                 (b) (i) as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, consolidated balance sheets of Borrower as of the end of such Fiscal Quarter and the related consolidated statements of income and statements of cash flow for such quarter and for the portion of Borrower's Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous Fiscal Year;

                 (c) simultaneously with the delivery of each set of financial statements referred to in Sections 9.1(a) and (b), a certificate of a Financial Officer of Borrower in the form of Exhibit G attached hereto, (i) setting forth in reasonable detail the calculations required to establish whether Borrower was in compliance with the requirements of Article XI on the date of such financial statements, (ii) stating whether there exists on the date of such certificate any Default and, if any

Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto, (iii) stating whether or not such financial statements fairly reflect in all material respects the results of operations and financial condition of Borrower as of the date of the delivery of such financial statements and for the period covered thereby, (iv) setting forth (A) whether as of such date there is a Material Gas Imbalance and, if so, setting forth the amount of net gas imbalances under Gas Balancing Agreements to which Borrower or any of its Subsidiaries is a party or by which any Mineral Interests owned by Borrower or any of its Subsidiaries are bound, and (B) the aggregate amount of all Advance Payments received under Advance Payment Contracts to which Borrower or any of its Subsidiaries is a party or by which any Mineral Interests owned by Borrower or any of its Subsidiaries are bound which have not been satisfied by delivery of production, if any, and (v) a summary of the Hedge Transactions to which Borrower or any of its Subsidiaries is a party on such date;

                 (d)      as soon as available and in any event within twenty
(20) days after the end of each calendar month, a report of Borrower's Financial Officer setting forth in reasonable detail Borrower's Net Revenues for the preceding calendar month;

                 (e) promptly upon the mailing thereof to the stockholders of Borrower generally, copies of all financial statements, material reports and proxy statements so mailed;

                 (f) promptly upon the filing thereof, copies of all final registration statements, post effective amendments thereto and annual, quarterly or special reports which Borrower shall have filed with the Securities and Exchange Commission; provided that Borrower must deliver, or cause to be delivered, any annual reports which Borrower shall have filed with the Securities and Exchange Commission, within ninety (90) days after the end of each Fiscal Year of Borrower, and any quarterly reports which Borrower shall have filed with the Securities and Exchange Commission, within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of Borrower;

                 (g) promptly upon receipt of same, any notice or other information received by Borrower or any Subsidiary of Borrower indicating any potential, actual or alleged (i) non-compliance with or violation of the requirements of any Applicable Environmental Law which could result in liability to Borrower or any Subsidiary of Borrower for fines, clean up or any other remediation obligations or any other liability in excess of $50,000 in the aggregate; (ii) threatened Hazardous Discharge which Hazardous Discharge would impose on Borrower or any Subsidiary of Borrower a duty to report to a Governmental Authority or to pay cleanup costs or to take remedial action under any Applicable Environmental Law which could result in liability to Borrower or any Subsidiary of Borrower for fines, clean up and other remediation obligations or any other liability in excess of $50,000 in the aggregate; or
(iii) the existence of any Lien arising under any Applicable Environmental Law securing any obligation to pay fines, clean up or other remediation costs or any other liability in excess of $50,000 in the aggregate. Without limiting the foregoing, Borrower or any Subsidiary of Borrower shall provide to Banks promptly upon receipt of same by Borrower or any Subsidiary of Borrower copies of all environmental consultants or engineers reports received by Borrower or any Subsidiary of Borrower which would render the representation and warranty contained in Section 8.14 untrue or inaccurate in any respect;

                 (h) in the event any notification is provided to any Bank or Agent pursuant to Section 9.1(f) hereof or Agent or any Bank otherwise learns of any event or condition under which any such notice would be required, then, upon request of Required Banks, Borrower shall within thirty (30) days of such request, cause to be furnished to Agent and each Bank a report by an environmental consulting firm acceptable to Agent and Required Banks, stating that a review of such event, condition or circumstance has been undertaken (the scope of which shall be acceptable to Agent and Required Banks) and detailing the findings, conclusions and recommendations of such consultant. Borrower shall bear all expenses and costs associated with such review and updates thereof;

                 (i) immediately upon any Authorized Officer becoming aware of the occurrence of any Default, a certificate of an Authorized Officer setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

                 (j) no later than March 31, and September 30 of each year, reports of production volumes, revenue, expenses and product prices for all Mineral Interests owned by Borrower for the periods of six (6) months ending the preceding December 31, and June 30, respectively. Such reports shall be prepared on an accrual basis and shall be reported on a field by field basis;

                 (k)      promptly notify Banks of any Material Adverse Change;
and

                 (l) from time to time such additional information regarding the financial position or business of Borrower and its Subsidiaries as Agent, at the request of any Bank, may reasonably request.

         SECTION 9.2. Business of Borrower. The sole business of Borrower is and shall continue to be solely the acquisition, ownership, exploration, development and operation of Mineral Interests and the production, marketing, processing and transportation of Hydrocarbons therefrom.

         SECTION 9.3. Maintenance of Existence. Borrower shall, and shall cause each of its Subsidiaries to, at all times (a) maintain its corporate, partnership or limited liability company existence in its state of incorporation or organization, and (b) maintain its good standing and qualification to transact business in all jurisdictions where the failure to maintain good standing or qualification to transact business could result in a Material Adverse Change.

         SECTION 9.4. Title Data. In addition to the title information required by Article VII, Borrower shall, upon the request of Required Banks, cause to be delivered to Agent such title opinions and other information regarding title to Mineral Interests owned by Borrower and the perfection and priority of Agent's Liens therein as are appropriate to determine the status thereof.

         SECTION 9.5. Right of Inspection. Borrower will permit, and will cause each of its Subsidiaries to permit, any officer, employee or agent of Agent or of any Bank to visit and inspect any of the assets of Borrower and its Subsidiaries, examine Borrower's and its Subsidiaries' books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of Borrower and its Subsidiaries with Borrower's and its Subsidiaries' officers, accountants and auditors, all at such reasonable times and as often as Agent or any Bank may reasonably request, all at the expense of Borrower; provided, that, in the absence of a Default or Event of Default, neither Agent nor any Bank will require Borrower to incur any unreasonable cost or expense under this Section 9.5.

         SECTION 9.6. Maintenance of Insurance. Borrower will, and will cause each of its Subsidiaries to, at all times maintain or cause to be maintained insurance covering such risks as are customarily carried by businesses similarly situated, including, without limitation, the following: (a) workmen's compensation insurance; (b) employer's liability insurance; (c) comprehensive general public liability and property damage insurance; (d) comprehensive automobile liability insurance, and (e) such other perils as are customarily insured against in the oil and gas industry. All loss payable clauses or provisions in all policies of insurance maintained by Borrower and its Subsidiaries pursuant to this Section 9.6 shall be endorsed in favor of and made payable to Agent for the ratable benefit of Banks, as their interests may appear. Agent shall have the right, for the ratable benefit of the Banks, to collect, and Borrower hereby assigns to Agent for the ratable benefit of Banks (and hereby agrees to cause each Subsidiary of Borrower to assign), any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any of property which stands as security for the Obligations or any part thereof, and Agent may, at its election, either apply for the ratable benefit of Banks all or any part of the sums so collected toward payment of the Obligations, whether or not such Obligations are then due and payable, in such manner as Agent may elect or release same to Borrower or the applicable Subsidiary of Borrower.

         SECTION 9.7. Payment of Taxes and Claims. Borrower will, and will cause each of its Subsidiaries to, pay (a) all Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits before any material penalty or interest accrues thereon, and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by Law have or might become a Lien (other than a Permitted Encumbrance) on any of its assets; provided, however, no payment of Taxes or claims shall be required if (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the property or assets of Borrower or any of its Subsidiaries is subject to any pending levy or execution, (ii) Borrower and its Subsidiaries, as and to the extent required in accordance with GAAP, shall have set aside on their books reserves (segregated to the extent required by GAAP) deemed by them to be adequate with respect thereto, and (iii) the Borrower has notified Agent of such circumstances in detail satisfactory to Agent.

         SECTION 9.8. Compliance with Laws and Documents. Borrower will, and will cause each of its Subsidiaries to, comply with all Laws, their respective certificates (or articles) of incorporation, bylaws, regulations and similar organizational documents and all Material Agreements to which Borrower or any of its Subsidiaries is a party, if a violation, alone or when combined with all other such violations, could result in a Material Adverse Change.

         SECTION 9.9. Operation of Properties and Equipment. (a) Borrower will, and will cause each of its Subsidiaries to, maintain, develop and operate (or cause the operator to maintain and operate to the extent Borrower or any of its Subsidiaries is not the operator) its Mineral Interests in a good and workmanlike manner, and observe and comply with all of the terms and provisions, express or implied, of all oil and gas leases relating to such Mineral Interests so long as such Mineral Interests are capable of producing Hydrocarbons and accompanying elements in paying quantities.

                 (b) Borrower will, and will cause each of its Subsidiaries to, comply in all respects with all contracts and agreements applicable to or relating to its Mineral Interest or the production and sale of Hydrocarbons and accompanying elements therefrom.

                 (c) Borrower will, and will cause each of its Subsidiaries to, at all times maintain, preserve and keep all operating equipment used with respect to its Mineral Interests in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such operating equipment shall at all times be properly preserved and maintained; provided that, no item of operating equipment need be so repaired, renewed, replaced, added to or improved if Borrower shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the business of Borrower and its Subsidiaries.

         SECTION 9.10. Environmental Law Compliance. Borrower will, and will cause each of its Subsidiaries to, comply with all Applicable Environmental Laws, including, without limitation, (a) all licensing, permitting, notification and similar requirements of Applicable Environmental Laws, and (b) all provisions of all Applicable Environmental Laws regarding storage, discharge, release, transportation, treatment and disposal of Hazardous Substances. Borrower will, and will cause each of its Subsidiaries to, promptly pay and discharge when due all legal debts, claims, liabilities and obligations with respect to any clean-up or remediation measures necessary to comply with Applicable Environmental Laws.


         SECTION 9.11. ERISA Reporting Requirements. Borrower shall furnish, or cause to be furnished, to Agent:

                 (a) Promptly and in any event (i) within thirty (30) days after Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in section 4063(a) of ERISA with respect to any Plan of Borrower or any ERISA Affiliate has occurred, and (ii) within fifteen (15) days after Borrower or any ERISA Affiliate knows or has reason to know that any other ERISA Event with respect to any Plan of Borrower or any ERISA Affiliate has occurred or a request for minimum funding waiver under section 412 of the Code with respect to any Plan of Borrower or any ERISA Affiliate has been made, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of event that is given to the PBGC;

                 (b) Promptly and in any event within five (5) Domestic Business Days after receipt thereof by Borrower or any ERISA Affiliate from the PBGC, copies of each notice received by Borrower or any ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                 (c) Promptly and in any event within thirty (30) days after the receipt by Borrower of a request therefor by a Bank, copies of any annual and other report (including Schedule B thereto) with respect to a Plan filed by Borrower or any ERISA Affiliate with the United States Department of Labor, the Internal Revenue Service or the PBGC;

                 (d) Promptly, and in any event within ten (10) Domestic Business Days after receipt thereof, a copy of any correspondence Borrower or any ERISA Affiliate receives from the Plan Sponsor (as defined by section 4001(a)(10) of ERISA) of any Plan asserting withdrawal liability pursuant to section 4219 or 4202 of ERISA upon Borrower or any ERISA Affiliate, and a statement from the chief financial officer of Borrower or such ERISA Affiliate setting forth details as to the events giving rise to such withdrawal liability and the action which Borrower or such ERISA Affiliate is taking or proposes to take with respect thereto;

                 (e) Notification within thirty (30) days of the effective date thereof of any material increases in the benefits of any existing Plan which is not a multiemployer plan (as defined in section 4001(a)(3) of ERISA), or the establishment of any new Plans, or the commencement of contributions to any Plan to which Borrower or any ERISA Affiliate was not previously contributing;

                 (f) Notification within five (5) Domestic Business Days after Borrower or any ERISA Affiliate knows or has reason to know that Borrower or any such ERISA Affiliate has or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of section 4041(c) of ERISA and a copy of such notice; and

                 (g) Promptly after receipt of written notice of commencement thereof, notice of all (i) claims made by participants or beneficiaries with respect to any Plan and (ii) actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Borrower or any ERISA Affiliate with respect to any Plan, except those which, in the aggregate, if adversely determined would not result in a Material Adverse Change.

         SECTION 9.12. Additional Documents. Borrower will, and will cause each of its Subsidiaries (to the extent each is party thereto) to, cure promptly any defects in the creation and issuance of each Note, and the execution and delivery of this Agreement and the other Loan Papers and, at Borrower's expense, Borrower shall promptly and duly execute and deliver to each Bank, and cause each of its Subsidiaries to promptly and duly execute and deliver to each Bank, upon reasonable request, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Borrower and each of its Subsidiaries in this Agreement and the other Loan Papers as may be reasonably necessary or appropriate in connection therewith.

         SECTION 9.13. Environmental Review. Not later than thirty (30) days prior to the date of any acquisition by Borrower of Mineral Interests or related assets, other than an acquisition of additional interests in Mineral Interests in which Borrower previously held an interest, Borrower shall deliver to Agent a report in form, scope and detail acceptable to Agent from environmental engineering firms acceptable to Agent, which report or reports shall set forth the results of a Phase I environmental review of such Mineral Interests and related assets.



                                   ARTICLE X

                               NEGATIVE COVENANTS

         Borrower agrees that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

         SECTION 10.1. Incurrence of Debt. Borrower will not, nor will Borrower permit any of its Subsidiaries to, incur, become or remain liable for any Debt other than (a) the Obligations and (b) other Debt in an aggregate amount outstanding at any time not to exceed $100,000.

         SECTION 10.2. Restricted Payments. Borrower will not, nor will Borrower permit any of its Subsidiaries to, directly or indirectly, declare or pay, or incur any liability to declare or pay, any Restricted Payment.

         SECTION 10.3. Negative Pledge. Borrower will not, nor will Borrower permit any of its Subsidiaries to, create, assume or suffer to exist any Lien on any asset of Borrower or any of its Subsidiaries other than Permitted Encumbrances. Borrower will not, nor will Borrower permit any of its Subsidiaries to, enter into or become bound by any agreement (other than this Agreement) that prohibits or otherwise restricts the right of Borrower or any of its Subsidiaries to create, assume or suffer to exist any Lien on any of Borrower's or any of its Subsidiaries' assets in favor of Agent for the ratable benefit of Banks.

         SECTION 10.4. Consolidations and Mergers. Borrower will not, nor will Borrower permit any Subsidiary to, consolidate or merge with or into any other Person.

         SECTION 10.5. Asset Dispositions. Borrower will not, nor will Borrower permit any of its Subsidiaries to, sell, lease, transfer, abandon or otherwise dispose of any Proved Producing Mineral Interests with an aggregate value greater than $100,000 in any Fiscal Year or during any period between Scheduled Redeterminations. In no event will Borrower sell, transfer or dispose of any capital stock or other equity interest, in any Subsidiary of Borrower nor will any Subsidiary of Borrower issue or sell, any capital stock or other equity interest or any option, warrant or other right to acquire such capital stock or equity interest or security convertible into such capital stock or equity interest to any Person other than the direct parent of such issuer on the Closing Date.

         SECTION 10.6. Amendments to Organizational Documents; Other Material Agreements. Borrower will not, nor will Borrower permit any of its Subsidiaries to, enter into or permit any modification or amendment of, or waive any material right or obligation of any Person under, its certificate or articles of incorporation, bylaws, partnership agreement, regulations or other organizational documents other than amendments, modifications and waivers which could not, individually or in the aggregate, result in a Material Adverse Change.

         SECTION 10.7. Use of Proceeds. The proceeds of Borrowings will not be used for any purpose other than (a) to finance the acquisition of Proved, Producing Mineral Interests, (b) to finance up to $250,000 of the costs of drilling and completing a well at West 1/2, Section 72, Block 7, I. & G.N.RR Company Survey, Maverick County, Texas, and (c) to finance the cost of drilling and completion of other developmental wells to be drilled by Borrower on Proved Mineral Interests, but only to the extent that the drilling and completion of such wells and the amount of the proceeds of Borrowings to be utilized for such purpose have been expressly approved in writing by Required Banks. None of such proceeds (including, without limitation, proceeds of Letters of Credit issued hereunder) will be used, directly or indirectly, for any other purpose, including, without limitation, the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, and none of such proceeds will be used in violation of applicable Law (including, without limitation, the Margin Regulations). Letters of Credit will be issued hereunder only for the purpose of securing bids, tenders, bonds, contracts and other obligations
entered into in the ordinary course of Borrower's business.   Without limiting
the foregoing no Letters of Credit will be issued hereunder for the purpose of providing credit enhancement with respect to any Debt or equity security of Borrower or any Subsidiary of Borrower or to secure Borrower's or any of its Subsidiaries' obligations with respect to Hedge Transactions other than Hedge Transactions with a Bank.

         SECTION 10.8. Investments. Borrower will not, nor will Borrower permit any of its Subsidiaries to, directly or indirectly, make or have outstanding any Investment; provided that so long as no Borrowing Base Deficiency exists Borrower may, and may permit its Subsidiaries to, make Permitted Investments. Borrower will not create or acquire any Subsidiary.

         SECTION 10.9. Transactions with Affiliates. Borrower will not, nor will Borrower permit any of its Subsidiaries to, engage in any transaction with an Affiliate unless such transaction is as favorable to such party as could be obtained in an arm's length transaction with an unaffiliated Person in accordance with prevailing industry customs and practices.

         SECTION 10.10. ERISA. Except in such instances where an omission or failure would not result in a Material Adverse Change, Borrower will not, nor will Borrower permit any of its Subsidiaries to (a) take any action or fail to take any action which would result in a violation of ERISA, the Code or other laws applicable to the Plans maintained or contributed to by it or any ERISA Affiliate, or (b) modify the term of, or the funding obligations or contribution requirements under any existing Plan, establish a new Plan, or become obligated or incur any liability under a Plan that is not maintained or contributed to by a Borrower or any ERISA Affiliate as of the Closing Date.

         SECTION 10.11. Hedge Transactions. Borrower will not, nor will Borrower permit any of its Subsidiaries to, enter into Oil and Gas Hedge Transactions which would cause the volume of Hydrocarbons with respect to which a settlement payment is calculated under such Oil and Gas Hedge Transactions to exceed seventy-five percent (75%) of Borrower's anticipated production from Proved Producing Mineral Interests during the period from the immediately preceding settlement date (or the commencement of such Hedge Transaction if there is no prior settlement date) to such settlement date.

         SECTION 10.12. Fiscal Year. Borrower will not change its fiscal year.

         SECTION 10.13. Change in Business. Borrower will not engage in any business other than the business engaged in by Borrower on the date hereof as described in Section 8.13 hereof.


                                   ARTICLE XI

                              FINANCIAL COVENANTS

         Borrower agrees that so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

         SECTION 11.1. Current Ratio of Borrower. Borrower will not permit its ratio of Consolidated Current Assets to its Consolidated Current Liabilities to be less than 1.0 to 1.0 at any time.

         SECTION 11.2. Minimum Consolidated Tangible Net Worth. Borrower will not permit its Consolidated Tangible Net Worth to be less than the Required Consolidated Tangible Net Worth at any time.

                                  ARTICLE XII

                                    DEFAULTS

         SECTION 12.1. Events of Default. If one or more of the following events (collectively "Events of Default" and individually an "Event of Default") shall have occurred and be continuing:

                 (a) Borrower shall fail to pay when due any principal on any Note;

                 (b) Borrower shall fail to pay when due accrued interest on any Note or any fees or any other amount payable hereunder and such failure shall continue for a period of three (3) days following the due date;

                 (c) Borrower shall fail to observe or perform any covenant or agreement contained in Article X or Article XI of this Agreement;

                 (d) Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Loan Papers (other than those referenced in Sections 12.1(a), (b) and (c)) and such failure continues for a period of twenty (20) days after the earlier of (i) the date any Authorized Officer of Borrower acquires knowledge of such failure, or (ii) written notice of such failure has been given to Borrower by Agent or any Bank;

                 (e) any representation, warranty, certification or statement made or deemed to have been made by Borrower or any Subsidiary of Borrower in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made;

                 (f) Borrower or any Subsidiary of Borrower shall fail to make any payment when due on any Debt of such Person in a principal amount equal to or greater than $100,000 or any other event or condition shall occur which (i) results in the acceleration of the maturity of any such Debt, or (ii) entitles the holder of such Debt to accelerate the maturity thereof;

                 (g) Borrower or any Subsidiary of Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                 (h) an involuntary case or other proceeding shall be commenced against Borrower or any Subsidiary of Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against Borrower or any Subsidiary of Borrower under the federal bankruptcy Laws as now or hereafter in effect;

                 (i) one (1) or more final judgments or orders for the payment of money aggregating in excess of $100,000 shall be rendered against Borrower or any Subsidiary of Borrower and such judgment or order shall continue unsatisfied and unstayed for thirty (30) days;

                 (j) any event occurs with respect to any Plan or Plans pursuant to which Borrower and/or any ERISA Affiliate incur a liability due and owing at the time of such event, without existing funding therefor, for benefit payments under such Plan or Plans in excess of $250,000; or (ii) Borrower, any ERISA Affiliate, or any other "party-in-interest" or "disqualified person", as such terms are defined in section 3(14) of ERISA and section 4975(e)(2) of the Code, shall engage in transactions which in the aggregate would reasonably result in a direct or indirect liability to Borrower or any ERISA Affiliate in excess of $250,000 under section 409 or 502 of ERISA or section 4975 of the Code;

                 (k) Borrower or any Subsidiary of Borrower shall incur Environmental Liabilities which, individually or when considered in the aggregate, exceed $500,000;

                 (l) this Agreement or any other Loan Paper shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower or any Subsidiary of Borrower, or Borrower or any Subsidiary of Borrower shall deny that it has any further liability or obligation under any of the Loan Papers to which it is a party, or any Lien created by the Loan Papers shall for any reason (other than the release thereof in accordance with the Loan Papers) cease to be a valid, first priority, perfected Lien upon any of the Proved Mineral Interests purported to be covered thereby;

                 (m) a Material Adverse Change shall occur with respect to Borrower or any Subsidiary of Borrower; or

                 (n) Douglas H. Miller or Ted Eubank shall cease for any reason to serve as the Chief Executive Officer or President, respectively, of Borrower on a full time basis.

then, and in every such event, Agent shall without presentment, notice or demand (unless expressly provided for herein) of any kind (including, without limitation, notice of intention to accelerate and acceleration), all of which are hereby waived, (a) if requested by Required Banks, terminate the Commitments and they shall thereupon terminate, and (b) if requested by Required Banks, take such other actions as may be permitted by the Loan Papers including, declaring the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable; provided that in the case of any of the Events of Default specified in Sections 12.1(g) or (h), without any notice to Borrower or any other act by Agent or Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable.


                                  ARTICLE XIII

                                     AGENT

         SECTION 13.1. Appointment, Powers, and Immunities. Each Bank hereby irrevocably appoints and authorizes Agent to act as its agent under this Agreement and the other Loan Papers with such powers and discretion as are specifically delegated to Agent by the terms of this Agreement and the other Loan Papers, together with such other powers as are reasonably incidental thereto. Agent (which term as used in this sentence and in Section 13.5 and the first sentence of Section 13.6 hereof shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Bank; (b) shall not be responsible to Banks for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Paper or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Paper, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Paper, or any other document referred to or provided for therein or for any failure by Borrower, any Subsidiary of Borrower or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by Borrower or any of its Subsidiaries or the satisfaction of any condition or to inspect the property (including the books and records) of Borrower, any of its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Paper; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Paper, except for its own gross negligence or willful misconduct. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         SECTION 13.2. Reliance by Agent. Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Agent. Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until Agent receives and accepts an Assignment and Acceptance Agreement executed in accordance with
Section 14.10 hereof. As to any matters not expressly provided for by this Agreement, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Required Banks, and such instructions shall be binding on Banks; provided, however, that Agent shall not be required to take any action that exposes Agent to personal liability or that is contrary to any Loan Paper or applicable Law or unless it shall first be indemnified to its satisfaction by Banks against any and all liability and expense which may be incurred by it by reason of taking any such action.

         SECTION 13.3. Defaults. Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless Agent has received written notice from a Bank or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that Agent receives such a notice of the occurrence of a Default or Event of Default, Agent shall give prompt notice thereof to Banks. Agent shall (subject to Section 13.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by Required Banks; provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of Banks.

         SECTION 13.4. Rights as Bank. With respect to its Commitment and the Loans made by it, NationsBank (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any
Bank) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with Borrower or any of its Subsidiaries or Affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its Affiliates may accept fees and other consideration from Borrower or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Banks.

         SECTION 13.5. Indemnification. Banks agree to indemnify Agent (to the extent not reimbursed by Borrower or any Subsidiary of Borrower hereof, but without limiting the obligations of Borrower or any Subsidiary of Borrower to so reimburse) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Bank) in any way relating to or arising out of any Loan Paper or the transactions contemplated thereby or any action taken or omitted by Agent under any Loan Paper (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF AGENT); provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Bank agrees to reimburse Agent promptly upon demand for its ratable share of any costs or expenses payable by Borrower hereunder, to the extent that Agent is not promptly reimbursed for such costs and expenses by Borrower. The agreements contained in this Section 13.5 shall survive payment and performance in full of the Obligations and all other amounts payable under this Agreement.

         SECTION 13.6. Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Papers. Except for notices, reports, and other documents and information expressly required to be furnished to Banks by Agent hereunder, Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition, or business of Borrower or any of its Subsidiaries or Affiliates that may come into the possession of Agent or any of its Affiliates.

         SECTION 13.7. Resignation of Agent. Agent may resign at any time by giving notice thereof to Banks and Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of Banks, appoint a successor Agent which shall be a commercial bank organized under the Laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.


                                  ARTICLE XIV

                                 MISCELLANEOUS

         SECTION 14.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar writing) and shall be given, if to Agent or any Bank, at its address or telecopier number set forth on Schedule 1 hereto, and if given to Borrower, at its address or telecopy number set forth on the signature pages hereof (or in either case, at such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto). Each such notice, request or other communication shall be effective
(a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 14.1 and the appropriate answerback is received or receipt is otherwise confirmed, (b) if given by mail, three (3) Domestic Business Days after deposit in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section 14.1; provided that notices to Agent under Article II or III shall not be effective until received.

         SECTION 14.2. No Waivers. No failure or delay by Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Paper shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law or in any of the other Loan Papers.

         SECTION 14.3. Expenses; Indemnification. (a) Borrower agrees to pay on demand all reasonable costs and expenses of Agent in connection with the syndication, preparation, execution, delivery, modification, and amendment of this Agreement, the other Loan Papers, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for Agent (including the cost of internal counsel) with respect thereto and with respect to advising Agent as to its rights and responsibilities under the Loan Papers. Borrower further agrees to pay on demand all reasonable costs and expenses of Agent and Banks, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Papers and the other documents to be delivered hereunder.

         (b) Borrower agrees to indemnify and hold harmless Agent and each Bank and each of their Affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Papers, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Revolving Loan (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 14.3 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Borrower agrees not to assert any claim against Agent, any Bank, any of their Affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Papers, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Revolving Loan.

         (c) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 14.3 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

         SECTION 14.4. Right of Set-off; Adjustments. (a) Upon the occurrence and during the continuance of any Event of Default, each Bank (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank (or any of its Affiliates) to or for the credit or the account of Borrower against any and all of the Obligations, irrespective of whether such Bank shall have made any demand under this Agreement or Note held by such and although such obligations may be unmatured. Each Bank agrees promptly to notify Borrower after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 14.4 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Bank may have.

         (b) If any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Loans owing to it, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks a participating interest in such portion of each such other Bank's Loans owing to it, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Borrower agrees that any Bank so purchasing a participation from a Bank pursuant to this Section 14.4 may, to the fullest extent permitted by Law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of Borrower in the amount of such participation.

         SECTION 14.5. Amendments and Waivers. Any provision of this Agreement or any other Loan Paper may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and the Required Banks (and, if Article XIII or the rights or duties of Agent are affected thereby, by Agent); provided that no such amendment or waiver shall, unless signed by each Bank directly affected thereby, (i) increase the Commitments of Banks, (ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments or of the unpaid principal amount of the Notes, or the number of Banks, which shall be required for Banks or any of them to take any action under this Section 14.5 or any other provision of this Agreement, or (v) release any guarantor of the Obligations or all or substantially all of the collateral securing the Obligations.

         SECTION 14.6. Survival. All representations, warranties and covenants made by Borrower or any of its Subsidiaries herein or in any certificate or other instrument delivered by it or in its behalf under the Loan Papers shall be considered to have been relied upon by Banks and shall survive the delivery to Banks of such Loan Papers or the extension of the Loans (or any part thereof), regardless of any investigation made by or on behalf of Banks. The indemnity provided in Section 14.3 herein shall survive the repayment of all credit advances hereunder and/or the discharge or release of any Lien granted hereunder or in any other Loan Paper, contract or agreement between Borrower or any of its Subsidiaries and Agent or any Bank.

         SECTION 14.7. Limitation on Interest. Regardless of any provision contained in the Loan Papers, Banks shall never be entitled to receive, collect, or apply, as interest on the Revolving Loan, any amount in excess of the Maximum Lawful Rate, and in the event any Bank ever receives, collects or applies as interest any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if the Revolving Loan is paid in full, any remaining excess shall promptly be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Lawful Rate, Borrower and Banks shall, to the extent permitted under applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of the interest throughout the entire contemplated term of the Notes, so that the interest rate is the Maximum Lawful Rate throughout the entire term of the Notes; provided, however, that if the unpaid principal balance thereof is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Lawful Rate, Banks shall refund to Borrower the amount of such excess and, in such event, Banks shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Lawful Rate.

         SECTION 14.8. Invalid Provisions. If any provision of the Loan Papers is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term thereof, such provision shall be fully severable, the Loan Papers shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Loan Papers a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

         SECTION 14.9. Waiver of Consumer Credit Laws. Pursuant to Article 15.10(b) of Chapter 15, Subtitle 79, Revised Civil Statutes of Texas, 1925, as amended, Borrower agrees that such Chapter 15 shall not govern or in any manner apply to the Revolving Loan.

         SECTION 14.10. Assignments and Participations. (a) Each Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its interest in the Revolving Loan, its Note, and its Commitment); provided, however, that

                 (i)      each such assignment shall be to an Eligible
Assignee;

                 (ii) except in the case of an assignment to another Bank or an assignment of all of a Bank's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $100,000 in excess thereof;

                 (iii) each such assignment by a Bank shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and its Note; and

                 (iv) the parties to such assignment shall execute and deliver to Agent for its acceptance an Assignment and Acceptance Agreement (herein so called) in the form of Exhibit G hereto, together with any Note subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Bank hereunder and the assigning Bank shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section 14.10(a), the assignor, Agent and Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the Laws of the United States of America or a state thereof, it shall deliver to Borrower and Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 4.6(d).

         (b) Agent shall maintain at its address set forth on Schedule 1 hereto, a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of Banks and the Commitment of, and principal amount of the Revolving Loan owing to, each Bank and the Commitment Percentage of each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent and Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         (c) Upon its receipt of an Assignment and Acceptance Agreement executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, Agent shall, if such Assignment and Acceptance Agreement has been completed and is in substantially the form of Exhibit G hereto, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

         (d) Each Bank may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its interest in the Revolving Loan); provided, however, that (i) such Bank's obligations under this

Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article IV and the right of set-off contained in Section 14.4, and (iv) Borrower shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and such Bank shall retain the sole right to enforce the obligations of Borrower relating to its interest in the Revolving Loan and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on the Revolving Loan or Note, extending any scheduled principal payment date or date fixed for the payment of interest on the Revolving Loan or Note, or extending its Commitment).

         (e) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time assign and pledge all or any portion of its interest in the Revolving Loan and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

         (f) Any Bank may furnish any information concerning Borrower or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 14.17 hereof.

         SECTION 14.11. TEXAS LAW. THIS AGREEMENT, EACH NOTE AND THE OTHER LOAN PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY STATE IN WHICH ANY PROPERTY INTENDED AS SECURITY FOR THE OBLIGATIONS IS LOCATED NECESSARILY GOVERN (A) THE PERFECTION AND PRIORITY OF THE LIENS IN FAVOR OF AGENT AND BANKS WITH RESPECT TO SUCH PROPERTY, AND (B) THE EXERCISE OF ANY REMEDIES (INCLUDING FORECLOSURE) WITH RESPECT TO SUCH PROPERTY.

         SECTION 14.12. Consent to Jurisdiction; Waiver of Immunities. (a) Borrower hereby irrevocably submits to the jurisdiction of any Texas State or Federal court sitting in the Northern District of Texas over any action or proceeding arising out of or relating to this Agreement or any other Loan Papers, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Texas State or Federal court. As an alternative, Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Person at its address specified in Section 14.1. Borrower agrees that a final unappealable judgment on any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                 (b) Nothing in this Section 14.12 shall affect any right of Banks to serve legal process in any other manner permitted by law or affect the right of any Bank to bring any action or proceeding against Borrower or its Subsidiaries or their respective properties in the courts of any other jurisdictions.

                 (c) To the extent that Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Papers.

         SECTION 14.13. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when Agent shall have received counterparts hereof signed by all of the parties hereto or, in the case of any Bank as to which an executed counterpart shall not have been received, Agent shall have received telegraphic or other written confirmation from such Bank of execution of a counterpart hereof by such Bank.

         SECTION 14.14. No Third Party Beneficiaries. It is expressly intended that there shall be no third party beneficiaries of the covenants, agreements, representations or warranties herein contained other than third party beneficiaries permitted pursuant to Section 14.10.

         SECTION 14.15. COMPLETE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN PAPERS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG BANKS, AGENT AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF BANKS, AGENT AND BORROWER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG BANKS, AGENT AND BORROWER.

         SECTION 14.16. WAIVER OF JURY TRIAL. BORROWER, AGENT AND BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN PAPERS AND FOR ANY COUNTERCLAIM THEREIN.


                     (signature page to immediately follow)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective Authorized Officers on the day and year first above written.

                                       BORROWER:
                                       --------

                                       EXCO RESOURCES, INC.,
                                       a Texas corporation


                                       By:   /s/ T.W. EUBANK
                                          ------------------------------
                                       Name:      T.W. Eubank
                                       Title:     President

                                       Address for Notice:

                                       5735 Pineland, Suite 235
                                       Dallas, TX 75231
                                       Attn: Douglas H. Miller
                                       Fax No.: (214) 368-2087

                                       BANKS:
                                       -----

                                       NATIONSBANK OF TEXAS, N.A.,
                                       a national banking association


                                       By:   /s/ DALE T. WILSON
                                          ------------------------------
                                       Name:      Dale T. Wilson
                                       Title:     Senior Vice President


                                       AGENT:
                                       -----

                                       NATIONSBANK OF TEXAS, N.A.,
                                       a national banking association


                                       By:     /s/ DALE T. WILSON
                                          ------------------------------
                                       Name:      Dale T. Wilson
                                       Title:     Senior Vice President

                                   EXHIBIT A

                                      NOTE

$50,000,000                                           Dallas, Texas                                     February 11, 1998


           FOR VALUE RECEIVED, the undersigned, EXCO Resources, Inc., a Texas corporation ("Borrower"), promises to pay to the order of NationsBank of Texas, N.A. ("Bank"), at the offices of NationsBank of Texas, N.A., as Agent ("Agent"), at 901 Main Street, 64th Floor, Dallas, Texas 75202, the principal sum of Fifty Million Dollars ($50,000,000), or so much thereof as may be advanced and outstanding, together with interest, as hereinafter described.

           This Note has been executed and delivered pursuant to, and is subject to and governed by, the terms of that certain Credit Agreement dated as of February 11, 1998 (as hereafter renewed, extended, amended, or supplemented, the "Agreement") among Borrower, Bank, certain other financial institutions listed on Schedule 1 thereto and Agent. Unless otherwise defined herein or unless the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

           Borrower also promises to pay interest on the unpaid principal amount hereof in like money at the offices of Agent above referenced from the date hereof at the rates applicable to amounts outstanding under the Revolving Loan provided in the Agreement and on the dates specified in the Agreement.

           The principal balance of this Note shall be paid at the times and in the amounts required by the Agreement. The entire outstanding principal balance hereof and all accrued but unpaid interest thereon shall be due and payable in full on the Termination Date.

           Upon and subject to the terms and conditions of the Agreement, Borrower shall be entitled to prepay the principal of or interest on this Note from time to time and at any time, in whole or in part.

           Upon the occurrence and continuance of an Event of Default, and upon the conditions stated in the Agreement, Agent may, at its option, and shall, to the extent required in accordance with the terms of the Agreement, declare the entire unpaid principal of and accrued interest on this Note immediately due and payable (provided that, upon the occurrence of certain Events of Default, and upon the conditions stated in the Agreement, such acceleration shall be automatic), without notice (except as otherwise required by the Agreement), demand, or presentment, all of which are hereby waived, and the holder hereof shall have the right to offset against this Note any sum or sums owed by the holder hereof to Borrower. All past-due principal of and, to the extent permitted by law, accrued interest on this Note shall, at the option of the holder hereof, bear interest at the lesser of (a) the Maximum Lawful Rate, or
(b) the Base Rate plus 2% until paid from the due date.

           Notwithstanding the foregoing, if at any time, any rate of interest calculated under Section 2.3 of the Agreement (the "Contract Rate") exceeds the Maximum Lawful Rate, the rate of interest hereunder shall be limited to the Maximum Lawful Rate, but any subsequent reductions in the Contract Rate shall not reduce the rate of interest on this Note below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued (including the amount of interest which would have accrued prior to the payment or prepayment of any portion of this Note) if the Contract Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of this Note, the total amount of interest paid or accrued on this Note is less than the amount of interest which would have accrued if the Contract Rate had at all times been in effect with respect thereto, then at such time Borrower shall pay to the holder of this Note an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Contract Rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on this Note.




                                             EXCO RESOURCES, INC.,
                                             a Texas corporation


                                             By:
                                                ------------------------------
                                             Name:
                                                  ----------------------------
                                             Title:
                                                   ---------------------------

                             LOANS, MATURITIES, AND
                       PAYMENTS OF PRINCIPAL AND INTEREST


-----------------------------------------------------------------------------------------------------------------------------------

                      Bank's                          Rate of
                    Commitment      Expiration        Interest        Amount of       Amount of        Unpaid
    Borrowing       Percentage     of Interest     Applicable to      Principal       Interest       Principal      Notation Made
       Date        of Borrowing       Period         Borrowing           Paid           Paid          Balance            By
-----------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT B

                             REQUEST FOR BORROWING


           Reference is made to that certain Credit Agreement dated as of February 11, 1998 (as from time to time amended, the "Agreement"), among EXCO Resources, Inc. ("Borrower"), NationsBank of Texas, N.A., as Agent ("Agent"), and the financial institutions listed on Schedule 1 thereto, as Banks ("Banks"). Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement, Borrower hereby requests a Borrowing in the amount of $_____________ to be advanced on _________________,
_______.

           Borrower requests that the Borrowing to be made hereunder shall be [A BASE RATE BORROWING] [A EURODOLLAR BORROWING] and shall have the Interest Periods all as set forth below:




    Type of Borrowing           Aggregate Amount                Interest Period
    -----------------           ----------------                ---------------





    -----------------           ----------------                ---------------


    -----------------           ----------------                ---------------


    -----------------           ----------------                ---------------



           Borrower and the Authorized Officer of Borrower signing this instrument hereby certify that:

           (a) Such officer is the duly elected, qualified and acting officer of Borrower as indicated below such officers signature hereto.

           (b) The representations and warranties of Borrower set forth in the Agreement and the Loan Papers delivered to Agent and Banks are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof or, if such representations and warranties are expressly limited to particular dates, as of such particular dates. Since the date of the last financial reports of Borrower delivered to each Bank pursuant to Section 9.1 of the Agreement, there has not occurred any event or condition which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

           (c) There does not exist on the date hereof, any condition or event which constitutes a Default or Event of Default, nor will any such Default or Event of Default exist upon Borrower's receipt and application of the proceeds requested hereby. Borrower will use the proceeds hereby requested in compliance with the applicable provisions of the Agreement.

           (d) Borrower has performed and complied with all agreements and conditions in the Agreement and the other Loan Papers required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to the Borrowing contained in the Agreement remain satisfied in all material respects.

           (e) After giving effect to the Borrowing requested hereby, the Outstanding Credit will not be in excess of the Borrowing Base on the date requested for the making of such Borrowing.

           IN WITNESS WHEREOF, this instrument is executed as of _______________________, __________.




                                            EXCO RESOURCES, INC.,
                                            a Texas corporation

                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                   EXHIBIT C

                          REQUEST FOR LETTER OF CREDIT

           Reference is made to that certain Credit Agreement dated as of February 11, 1998 (as from time to time amended, the "Agreement"), among EXCO Resources, Inc. ("Borrower"), NationsBank of Texas, N.A., as Agent ("Agent"), and the financial institutions listed on Schedule 1 thereto, as Banks ("Banks"). Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement.

           Pursuant to the terms of the Agreement, Borrower hereby requests Agent to issue a Letter of Credit for the account of Borrower as follows:

           Type of Commitment:
           ------------------
           Requested Amount             $
                                         ----------------------
           Requested Date of Issuance
                                        -----------------------
           Requested Expiration Date
                                        -----------------------
           Summary of Terms
                                        -----------------------
           (provide a brief description
           of the purpose of such Letter
           of Credit and the conditions
           under which the drafts under
           such Letter of Credit are
           to be available)

                                        -----------------------
           Beneficiary (Name/Address)
                                        -----------------------

                                        -----------------------

                                        -----------------------

                                        -----------------------


           Such Letter of Credit is more particularly described in the Letter of Credit Application and Agreement of Agent which is attached hereto.

           Borrower and the Authorized Officer of Borrower signing this instrument hereby certify that:

           (a) Such officer is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto.

           (b) The representations and warranties of Borrower set forth in the Agreement and the other Loan Papers delivered to Agent and each Bank are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof, or if such representations and warranties are expressly limited to particular dates, as of such particular dates. No Material Adverse Change has occurred since the date of the last financial reports of Borrower delivered to Banks pursuant to Section 9.1 of the Agreement.

           (c) There does not exist on the date hereof any condition or event which constitutes a Default or Event of Default, nor will any such Default or Event of Default exist upon the issuance of the Letter of Credit requested hereby. Borrower will use the Letter of Credit solely for purposes permitted by the Agreement.

           (d) Borrower has performed and complied with all agreements and conditions in the Agreement and the other Loan Papers required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to the issuance of Letters of Credit contained in the Agreement remain satisfied in all material respects.

           (e) After the issuance of the Letter of Credit requested hereby, the Outstanding Credit will not be in excess of the Borrowing Base in effect on the date requested for the issuance of such Letter of Credit.

IN WITNESS WHEREOF, this instrument is executed as of ________________, 19__.



                                        EXCO RESOURCES, INC.,
                                        a Texas corporation

                                        By:
                                           ------------------------------
                                        Its:
                                            -----------------------------

                                   EXHIBIT D

                  NOTICE OF CONTINUATION AND CONVERSION NOTICE


           Reference is made to that certain Credit Agreement dated as of February 11, 1998 (as from time to time amended, the "Agreement"), among EXCO Resources, Inc. ("Borrower"), NationsBank of Texas, N.A., as Agent ("Agent"), and the financial institutions listed on Schedule 1 thereto, as Banks ("Banks"). Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement.

[ ] Reference is hereby made to the existing Eurodollar Loan outstanding under the Agreement in the amount of $________ which is subject to an Interest Period expiring on _________________, _____. Borrower hereby requests that on the expiration of such Interest Period the portion of the principal of such Eurodollar Loan which is subject to such Interest Period be made the subject of [ ] a Base Rate Loan or [ ] a Eurodollar Loan having an Interest Period of ____ months.

[ ] Borrower hereby requests that on ____________, _____, a portion of the principal of the Base Rate Loan in the amount of $__________ be made the subject of a Eurodollar Loan having an Interest Period of ______ (__) months.

           Borrower and the Authorized Officer of Borrower signing this instrument hereby certify that:

           (a) Such officer is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto;

           (b) There does not exist on the date hereof any condition or event which constitutes a Default or Event of Default; and

           (c) The representations and warranties of Borrower set forth in the Agreement and the Loan Papers delivered to Agent and each Bank are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof or, if such representations and warranties are expressly limited to particular dates, as of such particular dates.

           IN WITNESS WHEREOF, this instrument is executed as of _____________, _____.

                                               EXCO RESOURCES, INC.,
                                               a Texas corporation


                                               By:
                                                  ----------------------------
                                               Its:
                                                   ---------------------------

                                   EXHIBIT E

                       CERTIFICATE OF OWNERSHIP INTERESTS


           This Certificate of Ownership Interests (this "Certificate") is executed and delivered pursuant to that certain Credit Agreement dated as of February 11, 1998 (as amended from time to time, the "Agreement"), among EXCO Resources, Inc. ("Borrower"), NationsBank of Texas, N.A., as Agent ("Agent"), and the financial institutions listed on Schedule I thereto, as Banks ("Banks"). Unless otherwise defined herein, all capitalized terms shall have the meanings given such terms in the Agreement.

           In order to induce Banks to extend credit to Borrower under the Agreement, Borrower hereby represents and warrants to Agent and each Bank that
(a) Exhibit A attached hereto is a complete and accurate description of all Mineral Interests described in the Initial Reserve Report and all Maverick Properties (the "Initial Borrowing Base Properties"), (b) after giving effect to the closing of the Maverick Acquisition, Borrower will hold good and defensible title, subject only to Permitted Encumbrances, to the Initial Borrowing Base Properties, (c) Borrower's share of (i) the costs for each of the Initial Borrowing Base Properties is not greater than the decimal fraction set forth in the Initial Reserve Report and the Maverick Reserve Report, before and after payout, as the case may be, and described therein by the respective designations "working interests," "WI," "gross working interest," "GWI," or similar terms (except in such cases where there is a corresponding increase in the net revenue interest), and (ii) production from, allocated to, or attributed to each of such Initial Borrowing Base Properties is not less than the decimal fraction set forth in the Initial Reserve Report and the Maverick Reserve Report, before and after payout, as the case may be, and described therein by the designations net revenue interest, NRI, or similar terms, and
(d) each well drilled in respect of each of the Initial Borrowing Base Properties described in the Initial Reserve Report and the Maverick Reserve Report (A) is capable of, and is presently, producing Hydrocarbons in commercially profitable quantities, and Borrower is receiving (or will receive) payments for its share of production, with no funds in respect of any thereof being presently held in suspense, other than any such funds being held in suspense pending delivery of appropriate division orders, and (B) has been drilled, bottomed, completed and operated in compliance with all applicable Laws and no such well which is currently producing Hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production.

           Borrower acknowledges and agrees that each Bank is relying on this Certificate and the representations and warranties herein contained in extending credit under the Agreement and but for Borrower's execution and delivery of this Certificate, Banks would not extend credit under the Agreement.

           Executed as of the _____ day of February, 1998.

                                                  EXCO RESOURCES, INC.
                                                  a Texas corporation

                                                  By:
                                                     -------------------------
                                                  Name:
                                                       -----------------------
                                                  Title:
                                                        ----------------------

                                   EXHIBIT F

                              EXCO RESOURCES, INC.

                        FINANCIAL OFFICER'S CERTIFICATE

           The undersigned, the Chief Financial Officer of EXCO Resources, Inc., a Texas corporation ("Borrower") hereby (a) delivers this Certificate pursuant to Section 9.1(c) of that certain Credit Agreement (the "Credit Agreement") dated as of February 11, 1998, among Borrower, NationsBank of Texas, N.A., as Agent ("Agent"), and the financial institutions listed on
Schedule 1 thereto, as Banks ("Banks"), and (b) certifies to each Bank, with the knowledge and intent that Banks may, without any independent investigation, rely fully on the matters herein in connection with the Credit Agreement, as follows:

           1. Attached hereto as Schedule I are the financial statements of Borrower as of and for the Fiscal [ ]Year [ ]Quarter (check one) ended ____________, ____.

           2. Such financial statements are true and correct in all materials respects, have been prepared on a consistent basis in accordance with GAAP (except as otherwise noted therein) and fairly present the financial condition of Borrower as of the date indicated therein and the results of operations for the respective periods indicated therein.

           3. Attached hereto as Schedule II are detailed calculations used by Borrower to establish that Borrower was in compliance with the requirements of
Article XI of the Credit Agreement on the date of the financial statements attached as Schedule I hereto.

           4. Unless otherwise disclosed on Schedule III attached hereto and incorporated herein by reference for all purposes, neither a Default nor an Event of Default has occurred which is in existence on the date hereof; provided, that for any Default or Event of Default disclosed on Schedule III attached hereto, Borrower is taking or proposes to take the action to cure such Default or Event of Default set forth on Schedule III.

           5. On the date of the financial statements attached hereto as
Schedule I (a) (check one) [ ] there is no Material Gas Imbalance or [ ] the amount of the net gas imbalances under Gas Balancing Agreements to which Borrower or any of its Subsidiaries is a party or by which any Mineral Interests owned by Borrower or any of its Subsidiaries is bound is ____________, and (b) the aggregate amount of all Advance Payments received under Advance Payment Contracts to which Borrower or any of its Subsidiaries is a party or by which any Mineral Interests owned by Borrower or any of its Subsidiaries is bound which have not been satisfied by delivery of production, if any, is ______________.

           6. Attached hereto as Schedule IV is a summary of the Hedge Transactions to which Borrower or any of its Subsidiaries is a party on the date of the financial statements attached hereto as Schedule I.

           7. Except as described on Schedule V hereto, the representations and warranties of Borrower set forth in the Agreement and the Loan Papers delivered to Agent and each Bank are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof or, if such representations and warranties are expressly limited to particular dates, as of such particular dates.

           Unless otherwise defined herein, all capitalized terms used herein shall have the meaning given such terms in the Credit Agreement.

           IN WITNESS WHEREOF, the undersigned has duly executed this Financial Officer's Certificate as of ___________, _____.


                                              EXCO RESOURCES, INC.


                                              By:
                                                 ------------------------------
                                              Name:
                                                   ----------------------------
                                              Title:
                                                    ---------------------------

                                   Schedule I

                              Financial Statements
                                (to be attached)

                                  Schedule II

                            Compliance Calculations
                                (to be attached)

                                  Schedule III

                            Defaults/Remedial Action
                                (to be attached)

                                  Schedule IV

                         Summary of Hedge Transactions
                                (to be attached)

                                   Schedule V

                Qualifications to Representations and Warranties

                                   EXHIBIT G

                           ASSIGNMENT AND ACCEPTANCE


         Reference is made to that certain Credit Agreement dated as of February 11, 1998 (the "Credit Agreement") among EXCO Resources, Inc., ("Borrower"), NationsBank of Texas, N.A., as Agent ("Agent") and the financial institutions listed on Schedule 1 thereto, as Banks ("Banks"). Terms defined in the Credit Agreement are used herein with the same meaning.

         The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

         1. Assignor hereby sells and assigns to Assignee, without recourse and without representation or warranty except as expressly set forth herein, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor's rights and obligations under the Credit Agreement and the other Loan Papers as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Papers. After giving effect to such sale and assignment, Assignee's Commitment, Assignee's Commitment Percentage and the principal amount of the Revolving Loan owing to Assignee will be as set forth on Schedule 1.

         2. Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Papers or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Papers or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under the Loan Papers or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by Assignor and requests that Agent exchange such Note for new Notes payable to the order of Assignee in an amount equal to the Commitment assumed by Assignee pursuant hereto and to Assignor in an amount equal to the Commitment retained by Assignor, if any, as specified on Schedule 1.

         3. Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 9.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon Agent, Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 4.6(d).

         4. Following the execution of this Assignment and Acceptance, it will be delivered to Agent for acceptance and recording by Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by Agent, unless otherwise specified on
Schedule 1.

         5. Upon such acceptance and recording by Agent, as of the Effective Date, (i) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (ii) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by Agent, from and after the Effective Date, Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Texas.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, Assignor and Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       to
                           ASSIGNMENT AND ACCEPTANCE

Percentage interest assigned:                               ________%

Assignee's Commitment:                                      $_______

Assignee's Commitment Percentage:                           _______%

Aggregate outstanding principal amount
  of Revolving Loans assigned:                              $_______

Principal amount of Note payable to Assignee:               $_______

Principal amount of Note payable to Assignor:               $_______

            Effective Date (if other than date
            of acceptance by Agent):                                *_______, 19__





                                [NAME OF ASSIGNOR], as Assignor

                                By:________________________
                                     Title:____________________

                                Dated: ______________, 19__






                                [NAME OF ASSIGNEE], as Assignee

                                By:_______________________
                                     Title:___________________

                                Domestic Lending Office:

                                Eurodollar Lending Office:




* This date should be no earlier than five Domestic Business Days after the delivery of this Assignment and Acceptance to the Agent.

Accepted and Approved
this ___ day of ___________, 19 _

NATIONSBANK OF TEXAS, N.A., as Agent


By:_________________________
Name:_______________________
Title:________________________


Approved this ____ day
of ____________, 19__

EXCO RESOURCES, INC.


By:_______________________
Name:_____________________
Title:______________________

                                   SCHEDULE 1

                             FINANCIAL INSTITUTIONS


---------------------------------------------------------------------------------------------------------
                  Bank                           Commitment Amount           Commitment Percentage
                  ----                           -----------------           ---------------------
  NationsBank of Texas, N.A.                        $50,000,000                          100%
---------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
      Domestic Lending           Eurodollar Lending
           Office                      Office               Address for Notice           Agent - Address
           ------                      ------               ------------------           ---------------
-------------------------------------------------------------------------------------------------------------
  901 Main Street, 64th      901 Main Street, 64th       901 Main Street, 64th       901 Main Street, 64th
  Floor                      Floor                       Floor                       Floor
  Dallas, Texas 75202        Dallas, Texas 75202         Dallas, Texas 75202         Dallas, Texas 75202
  Fax No. (214) 508-1285     Fax No. (214) 508-1285      Fax No. (214) 508-1285      Fax No. (214) 508-1285
-------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 2

                            [INTENTIONALLY DELETED]

                                   SCHEDULE 3

                                   LITIGATION


                                      None

                                   SCHEDULE 4

                                 CAPITALIZATION


1.       Borrower is a Texas corporation.

2. Borrower is qualified to transact business as a foreign corporation in the State of Louisiana.

3.       Borrower's preferred stock, $.01 par value;
         Authorized shares - 10,000,000
         Issued and outstanding shares - 0

         Borrower's common stock, $.01 par value;
         Authorized shares - 25,000,000
         Issued and outstanding shares - 1,005,300

4. Borrower has no outstanding warrant, options, subscription rights, convertible securities or other rights to purchase capital stock.

                                   SCHEDULE 5

                ENVIRONMENTAL DISCLOSURE AND COMPLIANCE SCHEDULE

Jacobi-Johnson Energy, Inc. conducted an environmental review of the subject interests and prepared two letter reports identified as "Transaction Screen Overview & Environmental Site Assessment, Oil and Gas Purchase" dated January 26, 1998 (the Jacobi Reports). In addition, the consulting firm supplemented the Jacobi Reports in response to a letter dated February 10, 1998 to answer additional questions about the environmental condition of the operations at the properties (the Jacobi Supplement). The letters indicated several areas of potential concern and/or areas of potential noncompliance with applicable environmental laws concerning the subject interests.

Exco Resources, Inc. (Exco) plans to address the environmental concerns as soon
as possible.   Exco agrees to provide NationsBank with a workplan within 45 days of execution of the Credit Agreement (Closing) for its review and approval which more particularly identifies the environmental conditions as generally described below; the work to be performed to correct, remediate, or mitigate the environmental conditions; and, the anticipated timeframe in which the work will occur (the Workplan). Further, beginning 45 days after Closing, Exco agrees to provide quarterly reports to NationsBank as to the status of completion of the work until such time as all the work is completed in accordance with the commitments in this Schedule or the Workplan, or as they may be modified as described below. Each such report shall contain, as an attachment, copies of all documents provided to the regulatory authorities or other information necessary to evidence that the work is completed. The decision to review and/or comment on the Workplan or any quarterly reports will be at NationsBank's sole discretion.

I.       The Jacobi Reports

Exco agrees to incorporate in the Workplan and to implement a strategy to address the following comments more specifically described in the Jacobi
Reports:

         A. The plugging and abandonment of the Beaver #1, Burleson #1 and Riggs E-2 wells pursuant to the rules and regulations of the Texas Railroad Commission;

         B. The recompletion of the Farmer #1, Anton Teichelman #1, Armstrong #1, Boone #1, Rapp-Boone A #1, and the F. L. Davis #1-64 wells pursuant to the rules and regulations of the Texas Railroad Commission;

         C. The status of the remediation of the oil saturated soil near the old compressor station in Texas District 7B and the repair and remediation of Perkins #4;

         D. The installation or rebuilding of firewalls and/or secondary containment around the tank batteries and/or aboveground storage tanks at the following wells: the Conoco State #20-1, Armstrong #1, Cooper #1, Tuttle #1, Dugger #1, Dugger "A" #1, Adams #1, Boone #1, Rapp-Boone #1, Rapp-Boone A #1, Ft. Worth & Denver Unit, Grange A Unit, Mitchell #1 SWD, MDI Mitchell #2, Wilbanks #1, and McGarraugh #1-139.

         E. The installation of firewalls and/or secondary containment around the hydrocarbon and water storage facilities associated with the Osborne Oil Company's gas processing plant.


II.      The Jacobi Supplement

Exco agrees to incorporate in the Workplan and to implement a strategy to:

         A. Prepare Spill Prevention and Control Countermeasure plans for any of the subject interests where plans are required and that currently do not have such plans, and

         B. Review current Spill Prevention and Control Countermeasure plans to assure compliance with the applicable federal and/or state rules and regulations.

III.     Permit Transfer

Exco agrees to transfer all environmental permits as required by applicable environmental laws within 30 days of the date of Closing.

Notwithstanding the foregoing, NationsBank agrees that in the event due to (a) weather conditions, (b) delays caused by regulatory authorities, or (c) other circumstances beyond the control of Exco, Exco is unable to comply with a requisite set forth in this Schedule notwithstanding its diligent efforts to do so, the time period set forth herein for compliance with respect to such item shall be extended for such additional time as may be required provided that Exco diligently works toward satisfaction of such requisite, and further provided that no time period shall be extended for more than 180 days.





                                      2